UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Rule §240.14a-12

Copart, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COPART, INC.

October 20, 2010

Dear Shareholder:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders of Copart, Inc. (the “2010 Annual Meeting”) to be held on Thursday, December 2, 2010, at 9:00 a.m., Pacific Time, at our corporate headquarters located at 4665 Business Center Drive, Fairfield, CA 94534 (see directions included in this proxy statement). The formal Notice of Annual Meeting of Shareholders and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting.

Please use this opportunity to take part in our business by voting on the matters to come before the 2010 Annual Meeting. You can vote your shares via the Internet, by telephone, by requesting a paper proxy card to complete and return by mail or by attending the meeting and voting in person. Voting instructions for each of these methods are included in the accompanying proxy statement. Returning the proxy card or voting electronically does not deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

Thank you for your ongoing support of Copart. We look forward to seeing you at our 2010 Annual Meeting.

Sincerely,

WILLIS J. JOHNSON
Chairman

YOUR VOTE IS IMPORTANT.  IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE 2010 ANNUAL MEETING, IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN AND DATE THE PROXY CARD AND RETURN IT VIA MAIL, OR SUBMIT YOUR PROXY ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ENCLOSED WITH THE PROXY CARD.

COPART, INC.
NOTICE OF 2010 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 2, 2010

To the Shareholders of Copart, Inc.:

NOTICE IS HEREBY GIVEN that the 2010 Annual Meeting will be held on Thursday, December 2, 2010, at 9:00 a.m., Pacific Time, at Copart’s corporate headquarters located at 4665 Business Center Drive, Fairfield, California 94534, for the following purposes:

1.	To re-elect the following directors to serve until the 2011 Annual Meeting of Shareholders or in each case until their successors are duly elected and qualified: Willis J. Johnson; A. Jayson Adair; Matt Blunt; Steven D. Cohan; Daniel J. Englander; James E. Meeks; and Thomas W. Smith;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2011; and

3.	To transact such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.

The board of directors has fixed the close of business on October 4, 2010 as the record date for determining shareholders entitled to notice of, and to vote at, the 2010 Annual Meeting. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the 2010 Annual Meeting. The stock transfer books will not be closed between the record date and the date of the 2010 Annual Meeting. A list of shareholders entitled to vote at the 2010 Annual Meeting will be available for inspection at our corporate headquarters.

Please read carefully the following proxy statement, which describes the matters to be voted upon at the 2010 Annual Meeting, and then submit your proxy as promptly as possible according to the instructions. Should you receive more than one Notice of Internet Availability of Proxy Materials because your shares are registered in different names and addresses, you should submit a separate proxy card or individually vote via the Internet or by telephone to ensure that all your shares will be voted. Shareholders may revoke previously delivered proxies at any time prior to the meeting. Any shareholder who has previously submitted a proxy may attend the meeting and, if the shareholder so chooses, vote in person by ballot, which will result in the revocation of the prior proxy.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Thursday, December 2, 2010: The Proxy Statement and Annual Report to Shareholders for the fiscal year ended July 31, 2010 are available free of charge at https://materials.proxyvote.com/217204.

For the Board of Directors
COPART, INC.

Paul A. Styer,
Secretary

Fairfield, California
October 20, 2010

(i)

EXECUTIVE COMPENSATION	23
Compensation Discussion and Analysis	23
Compensation Committee Report	32
Fiscal Year 2010 Summary Compensation Table	32
Grants of Plan-Based Awards in Fiscal Year 2010	34
Outstanding Equity Awards at 2010 Fiscal Year End	35
Option Exercises in Fiscal Year 2010	36
Pension Benefits	36
Potential Post-Employment Payments Upon Termination or Change in Control	36
OTHER MATTERS	38
ADJOURNMENT OF THE 2010 ANNUAL MEETING	38
ANNUAL REPORT	38

(ii)

COPART, INC.
4665 Business Center Drive
Fairfield, California 94534

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON DECEMBER 2, 2010

VOTING AND SOLICITATION

General

The proxy is solicited on behalf of the Board of Directors of Copart, Inc., a California corporation (which is referred to as “Copart,” the “Company,” “us,” “we” or “our” in this proxy statement), for use at our 2010 Annual Meeting to be held on Thursday, December 2, 2010 at 9:00 a.m., Pacific Time, at our corporate headquarters located at 4665 Business Center Drive, Fairfield, California 94534. The telephone number at our headquarters is (707) 639-5000. Only shareholders of record at the close of business on October 4, 2010 will be entitled to notice of, and to vote at, the 2010 Annual Meeting.

We use several abbreviations in this proxy statement. The term “proxy materials” includes this proxy statement as well as the proxy card and our 2010 Annual Report to Shareholders. References to our “fiscal year” refer to our fiscal year beginning on August 1 of the prior year and ending on July 31 of the year stated.

This proxy statement and the accompanying proxy materials were first provided to our shareholders, either by mail or electronically where permitted, on or about October 20, 2010. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission.

On October 4, 2010, the record date for determination of shareholders entitled to vote at our 2010 Annual Meeting, there were 84,426,820 shares of common stock outstanding which were held by approximately 1,630 shareholders of record. No shares of our authorized preferred stock were outstanding.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

How can I get electronic access to the proxy materials?

The Notice will provide you with instructions regarding how to:

•	view our proxy materials for the 2010 Annual Meeting on the Internet; and

•	instruct us to send future proxy materials to you electronically by email.

Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who is entitled to vote at the 2010 Annual Meeting?

Only shareholders of record at the close of business on the record date (October 4, 2010) are entitled to notice of, and to vote at, the 2010 Annual Meeting. If your shares are held in a brokerage account or by another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice is being forwarded to you by your broker or nominee (the “record holder”) along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares according to your instructions.

What items will be voted on at the 2010 Annual Meeting?

Shareholders will vote on two items at the 2010 Annual Meeting:

•	the re-election to the board of directors of the seven nominees named in this Proxy Statement (Proposal 1);

•	the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending July 31, 2011 (Proposal 2);

What are the Board’s voting recommendations?

The Board recommends that you vote your shares:

•	FOR each of the nominees to the board of directors (Proposal 1);

•	FOR the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending July 31, 2011 (Proposal 2);

How many votes do I have?

Each share of our common stock outstanding on the record date is entitled to one vote on each matter submitted for shareholder approval.

Am I entitled to cumulate my votes at the 2010 Annual Meeting?

Under California law and our bylaws in connection with the election of directors, each shareholder may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder as of the record date, or such shareholder may distribute such number of votes on the same principle among as many candidates as the shareholder chooses. Votes cannot be cast for more than the number of candidates to be elected. No shareholder will be entitled to cumulate votes for a candidate unless such candidate’s name has been placed in nomination prior to the voting and the shareholder has given notice at the meeting prior to the commencement of voting of the shareholder’s intention to cumulate votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates who have been properly nominated.

What is the difference between holding shares as a shareholder of record and as a beneficial owner of shares held in street name?

Shareholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares, and we sent the Notice directly to you. If you request printed copies of the proxy materials by mail, you will receive a proxy card.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar nominee, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that nominee. The nominee holding your account is considered the shareholder of record for purposes of voting at the 2010 Annual Meeting. As a beneficial owner, you have the right to direct that nominee on how to vote the shares held in your account. If you request printed copies of the proxy materials by mail, you will receive a vote instruction form.

How many shares must be present or represented to conduct business at the 2010 Annual Meeting?

A quorum comprising the holders of a majority of our outstanding shares of common stock on the record date must be present or represented for the transaction of business at the 2010 Annual Meeting.

Your shares will be counted as being present at the meeting if you appear in person or if you submit your proxy either over the Internet, by telephone, or by a properly executed proxy card.

If a quorum is not present, the 2010 Annual Meeting will be adjourned until a quorum is obtained.

What happens if I do not give specific voting instructions?

If you submit a proxy but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the re-election of the following directors to serve until the 2011 Annual Meeting of Shareholders or in each case until their successors are duly elected and qualified: Willis J. Johnson; A. Jayson Adair; Matt Blunt; Steven D. Cohan; Daniel J. Englander; James E. Meeks; and Thomas W. Smith;

•	FOR the ratification of our appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2011; and

•	FOR or AGAINST, at the discretion of the proxy holders, upon such other business as may properly come before the 2010 Annual Meeting or any adjournment or postponement thereof.

Shareholders of Record. If you are a shareholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or

•	Sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our board of directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide your broker or other nominee who holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker or other nominee who holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker or other nominee who holds your shares will inform our Inspector of Elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.” We encourage you to provide voting instructions to the broker or other nominee who holds your shares by carefully following the instructions provided in the Notice.

Which ballot measures are considered “routine” or “non-routine”?

We believe Proposal 2 (Ratification of Independent Registered Public Accounting Firm) will be considered routine. Under applicable rules, a broker or other nominee may vote on routine matters and therefore no broker non-votes are expected to exist in connection with Proposal 2. However, Proposal 1 (Election of Directors) will be considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

How are broker non-votes treated?

Broker non-votes are counted for purposes of determining whether a quorum is present. For the purpose of determining whether the shareholders have approved all matters other than the election of directors (Proposal 1), broker non-votes have the same effect as an “against” vote. We encourage you to provide voting instructions to the nominee that holds your shares by carefully following the instructions provided in the Notice.

How are abstentions treated?

Abstentions are counted for purposes of determining whether a quorum is present. Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors. For the purpose of determining whether the shareholders have approved all other matters, abstentions have the same effect as an “against” vote.

Who will tabulate the votes at the 2010 Annual Meeting?

Votes will be tabulated by the Inspector of Elections appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions.

How can I vote my shares in person at the 2010 Annual Meeting?

If you plan to attend the 2010 Annual Meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name. In that case, and if you wish to vote at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

How can I vote my shares without attending the 2010 Annual Meeting?

Voting by Telephone or Internet. If you are a shareholder of record — To vote by telephone (within the U.S., Canada and Puerto Rico), call toll-free 1-800-652-VOTE (8683) any time on a touch tone telephone. There is no charge to you for the call. Follow the instructions on the recorded message. To vote over the Internet, go to the following website: www.INVESTORVOTE.com/CPRT. Follow the steps outlined on the secured website. If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card. Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on December 2, 2010.

If you are a beneficial owner of shares held in street name — To vote by telephone or the Internet refer to the proxy materials provided to you by your broker or other nominee.

Voting by Mail. Request a paper proxy card to vote by mail, mark, sign and date your proxy card and return it in the pre-addressed, postage-paid envelope included with the proxy card or return it to Copart, Inc., c/o Paul A. Styer, 4665 Business Center Drive, Fairfield, California 94534. By signing and returning the proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way your shares will be voted even if you are unable to attend the meeting. The proxy card must be received prior to the meeting in order for your vote to be counted.

Can I change my vote?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the 2010 Annual Meeting. In order to revoke your proxy, you may either:

•	Make a timely and valid later Internet or telephone vote no later than 1:00 a.m., Central Time, on December 2, 2010;

•	Submit another proxy bearing a later date before the beginning of the 2010 Annual Meeting;

•	Provide written notice of the revocation to our Secretary, Paul A. Styer, c/o Copart, Inc., 4665 Business Center Drive, Fairfield, California 94534, prior to the time we take the vote at the 2010 Annual Meeting; or

•	Attend the meeting and vote in person and ask that your proxy be revoked. Please note that attendance at the meeting will not by itself revoke your previously granted proxy.

What are the voting requirements to approve the proposals?

With respect to Proposal 1 (Election of Directors), the seven director nominees receiving the highest number of affirmative votes of the holders of outstanding shares of our common stock entitled to vote and present at the 2010 Annual Meeting, either in person or by proxy, will be elected as directors at the 2010 Annual Meeting. Proposal 2 (Ratification of Independent Registered Public Accounting Firm) requires the affirmative vote of a majority of the shares present at the 2010 Annual Meeting, either in person or by proxy.

Who will bear the cost of soliciting votes for the 2010 Annual Meeting?

We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of proxy materials. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket costs in forwarding these proxy materials to you. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, facsimile or other means by our directors, officers, or employees. No additional compensation will be paid to these individuals for any such services.

What is the deadline for submission of shareholder proposals for consideration at the 2011 Annual Meeting of Shareholders?

Requirements for Shareholder Proposals to be Considered for Inclusion in Copart’s Proxy Materials. Our shareholders may submit proposals on matters appropriate for shareholder action at our annual shareholder meetings in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For such proposals to be included in our proxy materials relating to our 2011 Annual Meeting of Shareholders, all applicable requirements under Rule 14a-8 must be satisfied and such proposals must be received by us no later than June 22, 2011. Such proposals should be delivered to Copart, Inc., Attn: Paul A. Styer, Secretary, 4665 Business Center Drive, Fairfield, California 94534. The submission of a shareholder proposal does not guarantee that it will be included in Copart’s proxy statement or proxy.

Requirements for Shareholder Proposals to be Brought Before the 2011 Annual Meeting. Our bylaws establish an advance notice procedure for shareholders who wish to present certain matters before an annual meeting of shareholders where the proposal is not intended to be included in the proxy statement relating to that meeting. For shareholder nominations to our board of directors or other proposals to be considered at an annual meeting, the shareholder must have given timely notice thereof in writing to the secretary of Copart (at the address noted above) such that the shareholder notice has been received by Copart not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary of the date on which we first mailed our proxy materials for our immediately preceding annual meeting of shareholders. To be timely for the 2011 Annual Meeting, a shareholder’s notice must be delivered to or mailed and received by the secretary at our principal executive offices between June 22, 2011 and July 22, 2011. A shareholder’s notice to the secretary must set forth, with respect to each matter the shareholder proposes to bring before the annual meeting, the information required by our bylaws. If a shareholder fails to comply with the advance notice provision set forth in the bylaws, the shareholder will not be permitted to present the proposal at the meeting. A copy of our bylaws may be obtained free of charge by written request to the Company’s Investor Relations department c/o Copart, Inc., 4665 Business Center Drive, Fairfield, California 94534.

In addition, the proxy solicited by our board of directors for the 2011 Annual Meeting of Shareholders will confer discretionary authority on management’s proxy holders to vote on (i) any proposal presented by a shareholder at that meeting for which we have not been provided with notice on or prior to the July 22, 2011 deadline and (ii) on any proposal made in accordance with the bylaw provisions, if the 2011 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, provided that the shareholder has not complied with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

How may I obtain a separate set of proxy materials for the 2010 Annual Meeting?

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we deliver only one copy of the annual report and proxy statement to multiple shareholders who share the same address and have the same last name, unless we have received contrary instructions from an affected shareholder. This procedure reduces our printing costs, mailing costs, and fees. Shareholders who participate in householding will continue to receive separate proxy cards.

We will deliver, promptly upon written or oral request, a separate copy of the 2010 annual report and the proxy statement to any shareholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the 2010 annual report and/or proxy statement, you may write to or call Copart’s Investor Relations Department at 4665 Business Center Drive, Fairfield, California 94534, telephone (707) 639-5000. Any such request should be made promptly in order to ensure timely delivery. Any shareholders of record who (i) share the same address and currently receive multiple copies of our annual report and proxy statement and (ii) wish to receive only one copy of these materials per household in the future may contact our Investor Relations Department at the address or telephone number listed above to participate in the householding program.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker, or other holder of record to request information about householding.

What if I have questions about lost stock certificates or need to change my mailing address?

You may contact our transfer agent, Computershare Trust Company, NA, by telephone at (877) 282-1168 or by facsimile at (781) 575-3605 if you have lost your stock certificate or need to change your mailing address. You may also access instructions with respect to these matters via the Internet at www.computershare.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

One of the purposes of our 2010 Annual Meeting is to elect directors to hold office until the 2011 Annual Meeting of Shareholders or until their respective successors are elected and have been qualified. At each annual meeting of shareholders, the terms of each of our incumbent directors expire and all members of our board of directors are elected. Our bylaws permit our board to establish the authorized number of directors within a range from five to nine members. Seven directors are currently authorized.

Nominees

Our nominating and governance committee has nominated the seven individuals listed below for election as directors. All of the nominees for election at the 2010 Annual Meeting are currently our directors. All of the nominees were approved by our nominating and governance committee of the board of directors. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. Unless otherwise instructed, the proxy holders will vote all submitted proxies FOR the seven nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will ensure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders. Directors must be elected by a plurality of the votes cast at the 2010 Annual Meeting. Accordingly, the seven candidates receiving the highest number of affirmative votes of the shares entitled to vote at the 2010 Annual Meeting will be elected to our board of directors.

Each of the following nominees is currently a director of the Company. Please see “Biographical Information” below for information concerning each of the following incumbent directors standing for re-election.

Name	Age	Position	Director Since
Willis J. Johnson	63	Chairman of the Board	1982
A. Jayson Adair	41	Chief Executive Officer and Director	1992
Matt Blunt	40	Director	2009
Steven D. Cohan	49	Director	2004
Daniel J. Englander	41	Director	2006
James E. Meeks	61	Director	1996
Thomas W. Smith	82	Director	2007

Vote Required

The seven director nominees receiving the highest number of affirmative votes of the holders of outstanding shares of our common stock entitled to vote and present at the 2010 Annual Meeting, either in person or by proxy, will be elected as directors at the 2010 Annual Meeting.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that shareholders vote FOR the election of the nominees listed above.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Biographical Information

Set forth below is biographical information, for all individuals who are currently serving as our directors:

Name	Age	Position	Director Since
Willis J. Johnson	63	Chairman of the Board	1982
A. Jayson Adair	41	Chief Executive Officer and Director	1992
Matt Blunt	40	Director	2009
Steven D. Cohan	49	Director	2004
Daniel J. Englander	41	Director	2006
James E. Meeks	61	Director	1996
Thomas W. Smith	82	Director	2007

Willis J. Johnson, founder of Copart, has, since January 2004, served as chairman of the board of directors. Until February 2010, he also served as our chief executive officer. Mr. Johnson also served as our president from 1986 until 1995. Mr. Johnson was an officer and director of U-Pull-It, Inc. (UPI), a self-service auto dismantler which he co-founded, from 1982 through September 1994. Mr. Johnson sold his entire interest in UPI in September 1994.

Mr. Johnson has over 30 years of experience in owning and operating auto dismantling companies and has overseen our growth from a single salvage yard facility in California to 153 salvage facilities in the United States, the United Kingdom and Canada. As such, he brings to the board significant institutional history as well as extensive knowledge of the industry and our operations.

A. Jayson Adair has served as our chief executive officer since February 2010. From November 1996 to February 2010, he served as our president. From 1995 until 1996, Mr. Adair served as our executive vice president. From 1990 until 1995, Mr. Adair served as our vice president of sales and operations, and from 1989 to 1990, Mr. Adair served as our manager of operations.

Mr. Adair’s significant knowledge and understanding of the Company and its businesses together with his extensive experience managing crucial aspects of our business provide the board with significant insight into our businesses and operations.

Matt Blunt served as the governor of the State of Missouri from 2005 to 2009. Prior to serving as governor of Missouri, Mr. Blunt served as a member of the Missouri General Assembly from 1999 through 2001 and as Missouri’s Secretary of State from 2001 through his inauguration as governor in 2005. Since leaving the office of governor of the State of Missouri, Mr. Blunt has served as a senior advisor to government affairs and financial firms. He is a 1993 graduate of the United States Naval Academy and received four Navy and Marine Corps Achievement Medals during his military service, as well as numerous other awards.

Mr. Blunt brings to the board extensive experience in government and public policy as a result of his service as the governor of Missouri, a member of the Missouri General Assembly and his military training. As such, he provides the board with a unique and broader perspective on the issues we face.

Steven D. Cohan has served as the chief executive officer and president of Loco Ventures, Inc., a privately held manufacturer of food products in Northern California, since 1997. From 1992 to 1994, he served as our vice president of finance and principal accounting officer and, from 1994 to 1996, he served as our vice president of corporate development. He holds an M.B.A. from the University of San Francisco, a B.A. in Economics from University of California-Los Angeles (UCLA) and is a certified public accountant.

Mr. Cohan brings to the board of directors deep understanding of accounting principles and financial reporting rules and regulations. He acquired this knowledge in the course of serving as our principal accounting officer and his training as a certified public accountant.

Daniel J. Englander is managing partner and founder of Ursula Investors, an investment management firm, founded in May 2004. From October 1994 until January 2004, Mr. Englander was employed as an investment banker with Allen & Company, a New York-based merchant bank, serving as a Managing Director from September 2002 until his departure. He holds a B.A. from Yale University. Mr. Englander has served a director of America’s Car-Mart Inc., a publicly traded automotive retailer based in Bentonville, Arkansas, and Ambassador International, Inc. a cruise ship operator based in Seattle, Washington since February 2007 and November 2008, respectively.

Mr. Englander’s background in investment management and finance enables him to be a valuable resource to the board and the Company with respect to financial and business issues.

James E. Meeks served as our chief operating officer from 1992, when he joined us concurrent with our purchase of South Bay Salvage Pool, until 2007. Mr. Meeks also served as executive vice president from 1996 until 2007 and as senior vice president from 1995 to 1996. From 1986 to 1992, Mr. Meeks, together with his family, owned and operated the South Bay Salvage Pool. Mr. Meeks was also an officer, director and part owner of CAS & Meeks, Inc., a towing and subhauling service company, which he operated from 1991 to 2001. On August 1, 2007, Mr. Meeks relinquished the titles and responsibilities of executive vice president and chief operating officer and retired from his employment with the company on December 31, 2007.

With over 30 years of experience in vehicle dismantling business and extensive experience in the subhauling business as well as his knowledge of our businesses and operations, Mr. Meeks brings to our board deep understanding of many aspects of the salvage market.

Thomas W. Smith is senior partner of Prescott Investors, a private investment firm he founded in 1973. Mr. Smith received his undergraduate degree from Miami University in Oxford, Ohio and his master’s degree in economics from the University of California at Berkeley. From October 2004 to March 2010, Mr. Smith served on the board of directors of Prepaid Legal Services, Inc., a publicly traded company. He also served on the board of directors of SEI Investments Co., a publicly traded company, from May 2004 to December 2008.

Mr. Smith has over 30 years of investing experience and has been involved in the development of various business enterprises. As such, Mr. Smith provides the board with extensive experience and knowledge with respect to transactions and financing in the public company context and corporate governance experience based on his experience as a director of other public companies.

There are no family relationships among any of our directors or executive officers, except that A. Jayson Adair is the son-in-law of Willis J. Johnson.

Board of Directors Composition, Meetings and Board Committees

Our board of directors currently consists of seven members. Our bylaws permit our board to establish the authorized number of directors within a range from five to nine members and seven directors are currently authorized.

All directors elected at an annual meeting are elected to serve from the time of election and qualification until the earlier of the next annual meeting of shareholders following such election or their resignation or removal. At each annual meeting of shareholders, the terms of each of our incumbent directors expire and all members of our board of directors are elected.

During the fiscal year ended July 31, 2010, our board of directors held four meetings. Each of our directors attended at least 75% of the meetings held during fiscal year 2010 of our board or any committee on which such director served during his tenure. Although we do not have a formal policy regarding attendance at shareholder meetings, our directors are encouraged to attend the annual meeting of shareholders. Six of our directors attended the Company’s 2009 Annual Meeting of Shareholders.

During fiscal year 2010, the board of directors maintained standing audit, compensation and nominating and governance committees. Each committee has a written charter, approved by our board of directors, outlining the principal responsibilities of the committee. Copies of the current committee charters are available in the Corporate Governance section of the Investor Relations page on our corporate website at www.copart.com.

As of October 4, 2010, the record date for our 2010 Annual Meeting, our board committees were comprised as follows:

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Matt Blunt	—	—	x
Steven D. Cohan	Chair	x	x
Daniel J. Englander	x	Chair	Chair
Thomas W. Smith	x	x	x

Only directors deemed to be “independent” (see below) serve on the audit, compensation or nominating and governance committees. However, the board may create special committees from time to time and our current employee directors or those deemed not to be independent under applicable rules and guidelines may be appointed to serve on those special committees, as the board may determine.

Director Independence

Of the Company’s incumbent directors standing for re-election, Messrs. Blunt, Cohan, Englander and Smith each have been determined by the board to be an “independent director” as that term is defined under the rules of the NASDAQ Global Select Market, Inc. (or Nasdaq).

The board of directors has not established categorical standards or guidelines to make director independence determinations, but considers all relevant facts and circumstances. The board based its determinations primarily on a review of the responses of the directors to questions regarding employment and compensation history, affiliations, family and other relationships, and on discussions with our directors. In making its independence determinations, the board considered transactions between the Company and entities associated with the directors or members of their immediate family. All identified transactions that appear to relate to the Company and a person or entity with a known connection to a director are presented to the board of directors for consideration. In making its determination that certain directors are independent, the board of directors considered the transactions in the context of the Nasdaq rules, the standards established by the SEC for members of audit committees, and the SEC and Internal Revenue Service standards for compensation committee members.

Board Leadership Structure

The board of directors believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the chairman of the board and chief executive officer in the way that it believes is in the best interests of the Company. Currently, the roles of chairman of the board and chief executive officer have been separated by our board of directors. Willis J. Johnson is our chairman, and A. Jayson Adair is our chief executive officer. The board believes that the separation of the offices of the chairman and chief executive officer is appropriate at this time because it allows our chief executive officer to focus primarily on our business strategy, operations and corporate vision while the chairman provides guidance to the chief executive officer, sets the agenda for board meetings and presides over meetings of the full board. The board’s administration of risk oversight has not affected its leadership structure.

Oversight of Risk Management

The board of directors’ role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks.

While the board has the ultimate oversight responsibility for Copart’s risk management policies and processes, the committees of the board also have responsibility for risk oversight with respect to certain matters. Our board’s role in risk oversight is consistent with the board’s leadership structure, with the chief executive officer and other members of senior management having responsibility for assessing and managing our risk exposure, and the board and committees providing oversight in connection with those efforts. Our audit committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, the audit committee meets periodically with the independent auditors, our internal auditors and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Additionally, the audit committee reviews significant findings prepared by the independent auditors together with management’s responses thereto as well as significant findings of our internal auditors. Our audit committee also oversees risk associated with related party transactions and business conduct compliance. Our compensation committee considers the risks associated with our compensation policies and practices, with respect to both executive compensation and employee compensation generally. The nominating and governance committee oversees risks associated with our overall governance practices and the leadership structure of the board. Our board is kept informed of each committee’s risk oversight and other activities via regular reports of the committee chairs to the full board.

Our management has reviewed the compensation plans and programs that could have a material impact on Copart with our compensation committee. Our management review considered whether any of these plans or programs may encourage inappropriate risk-taking, whether any plan may give rise to risks that are reasonably likely to have a material adverse effect on us, and whether it would recommend any changes to the plans. Management also reviewed with the committee risk-mitigating controls such as, the degree of compensation committee and senior management oversight of each program and the level and design of internal controls over such programs.

Audit Committee

Our audit committee is primarily responsible for (i) reviewing and approving the services performed by our independent registered public accounting firm, (ii) reviewing our consolidated financial statements, and (iii) reviewing reports concerning our accounting practices and systems of internal accounting procedures and controls. The purposes of the audit committee are, among other things, to:

•	oversee our accounting and financial reporting processes and audits of our consolidated financial statements;

•

assist the board in overseeing and monitoring: (i) the integrity of our consolidated financial statements; (ii) our accounting policies and procedures; (iii) our compliance with legal and regulatory requirements; (iv) our independent auditor’s qualifications, independence, and performance; (v) our disclosure controls and procedures; and (vi) our internal controls;

•	provide the board with the result of its monitoring and any recommendations derived from such monitoring;

•	provide the board with additional information and materials as the audit committee may determine to be necessary to make the board aware of significant financial matters requiring board attention; and

•	function as our qualified legal compliance committee for the purposes of reviewing and discussing any reports concerning material violations submitted to it by our attorneys or our outside counsel.

The current members of our audit committee are Messrs. Cohan (chairman), Englander and Smith, all of whom served on the audit committee at all times during fiscal year 2010. The audit committee held four meetings in fiscal year 2010.

We believe that all current and former members of the audit committee were and are “independent directors” as contemplated by the Nasdaq rules and the rules of the SEC relating to audit committee independence. The board of directors has designated Mr. Cohan, the chairman of the committee, as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the SEC. This designation is a disclosure requirement of the SEC and does not impose upon Mr. Cohan any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of his membership on the board or audit committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or audit committee member. The board of directors has determined that each audit committee member has sufficient knowledge in reading and understanding financial statements to serve on the audit committee.

Compensation Committee

Our compensation committee is generally responsible for, among other things, (i) reviewing and approving the Company’s compensation policies, and (ii) setting the compensation levels for those executive officers and senior managers who report directly to our president and whose compensation is not otherwise established pursuant to employment agreements reviewed or approved by the board of directors. The compensation committee acts under a written charter adopted and approved by our board of directors.

The current members of our compensation committee are Messrs. Englander (chairman), Cohan and Smith, all of whom served on the committee at all times during fiscal year 2010. The compensation committee held eight meetings in fiscal year 2010.

We believe that all current and former members of the compensation committee were and are (i) “independent directors” as contemplated by Nasdaq rules, (ii) “outside directors” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Nominating and Governance Committee

Our board of directors established the nominating and governance committee to ensure that our board is properly constituted to meet its fiduciary obligations to shareholders and that we have and follow appropriate governance standards. The committee is authorized to assist the board by identifying prospective director nominees, to select the director nominees for the next annual meeting of shareholders and to develop and recommend to the board governance principles applicable to Copart.

The current members of our nominating and governance committee are Messrs. Englander (chairman), Blunt, Cohan and Smith, all of whom served as members of the committee at all times during fiscal year 2010. The nominating and governance committee held one meeting in fiscal year 2010.

We believe that all current and former members of the nominating and governance committee were and are (i) “independent directors” as contemplated by Nasdaq rules, (ii) “outside directors” as defined in Section 162(m) of the Code, and (iii) “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Director Nomination Process

In recommending candidates for election to the board of directors, the nominating and governance committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The nominating and governance committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the board of directors. Evaluations of candidates generally involve a review of the background materials, internal discussions and interviews with selected candidates as appropriate. Although the nominating and governance committee does not have a formal policy on diversity, it believes that diversity is an important consideration in the composition of the board, and it seeks to include board members with diverse backgrounds and experiences. Upon selection of a qualified candidate, the nominating and governance committee recommends the candidate for consideration by the full board of directors. To recommend a prospective nominee for the nominating and governance committee’s consideration, submit the candidate’s name and qualifications to our secretary in writing to the following address: Copart, Inc., Attn: Paul A. Styer, Secretary, 4665 Business Center Drive, Fairfield, CA 94534. When submitting candidates for nomination to be elected at our annual meeting of shareholders, shareholders must also follow the advance notice procedures for shareholder nominees and provide the information required by our bylaws.

The nominating and governance committee believes the following minimum qualifications must be met by a nominee for a position on the board:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	skills complementary to those of the existing board of directors;

•	the ability to assist and support management and make significant contributions to Copart’s success; and

•	an understanding of the fiduciary responsibilities required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

Director Compensation

Our directors play a critical role in guiding the Company’s strategic direction and overseeing management of the Company. In connection therewith, our non-employee directors are eligible to receive both cash and equity compensation. Each non-employee director receives an annual director’s fee of $50,000, payable in quarterly installments. Mr. Cohan, who serves as chairman of the audit committee, receives an additional annual fee of $10,000, pro-rated quarterly. The cash compensation paid to our non-employee directors has remained the same since August 1, 2006. In addition to cash compensation, each non-employee director is eligible to receive an annual option grant of shares under the Company’s 2007 Equity Incentive Plan, which grant generally takes place immediately following the annual meeting of shareholders each year. Newly appointed directors are awarded an initial grant of shares at the time of appointment and are not eligible for an additional grant until the fiscal year following their appointment. The directors are also eligible for reimbursement of reasonable and necessary expenses incurred in connection with their attendance at board and committee meetings.

The following table presents information relating to total compensation paid or accrued for services rendered to the Company in all capacities by our non-employee directors for the fiscal year ended July 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Matt Blunt	50,000	233,774	283,774
Steven D. Cohan	60,000	233,774	293,774
Daniel J. Englander	50,000	233,774	283,774
James E. Meeks	50,000	233,774	283,774
Thomas W. Smith	50,000	233,774	283,774

(1)	Amounts shown represent the grant date fair values of awards of stock options granted in the fiscal year 2010, which were computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Options (“ASC Topic 718”). There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock Compensation” to the Company’s consolidated financial statements include in our Annual Report on Form 10-K for the fiscal year ended July 31, 2010.

As of July 31, 2010, the end of the Company’s 2010 fiscal year, the aggregate number of stock options outstanding for each non-employee director was as follows:

Name	Aggregate Number of Shares Underlying Options
Matt Blunt	30,000
Steven D. Cohan	110,000
Daniel J. Englander	80,000
James E. Meeks	122,084
Thomas W. Smith	60,000

On December 3, 2009, the board of directors approved the grant of stock options to purchase 20,000 shares of the Company’s common stock under the 2007 Equity Incentive Plan to each of Messrs. Blunt, Cohan, Englander, Meeks, and Smith as part of their annual board compensation for fiscal year 2010, at an exercise price of $35.24 per share which was the closing price of the Company’s common stock on the NASDAQ Global Select Market on the date of grant. Fifty percent (50%) of the shares subject to each option vest 12 months from the date of grant with the remaining shares vesting 1/24th each month thereafter, such that the options shall be fully vested two years from the date of grant. Vesting of the options may accelerate if any successor corporation does not assume the options in the event of a change in control.

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee was, at any time during fiscal year 2010, an officer or employee of Copart or any of its subsidiaries, and no member of the compensation committee had any relationship requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC. No interlocking relationship, as described by the SEC, currently exists or existed during fiscal year 2010 between any member of our compensation committee and any member of any other company’s board of directors or compensation committee.

Shareholder Communications with the Board of Directors

The board of directors recommends that shareholders who wish to communicate directly with the board should do so in writing. The board of directors has approved the following procedure for shareholders to communicate with our directors. Mail can be addressed to directors in care of Copart, Inc., 4665 Business Center Drive, Fairfield, California 94534, attention General Counsel. All mail received will be logged in, opened and screened for security purposes. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to the directors at the next scheduled board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the chairman of the nominating and governance committee. Mail addressed to the “Board of Directors” will be forwarded or delivered to the chairman of the board. Our General Counsel may decide in the exercise of his or her judgment whether a response to any shareholder communication is necessary.

This procedure does not apply to shareholder proposals submitted pursuant to our bylaws and Rule 14a-8 of the Exchange Act, as discussed in this proxy statement under the caption “Deadline for Receipt of Shareholder Proposals for 2011 Annual Meeting.”

Executive Officers

Our executive officers and their ages as of October 20, 2010 were as follows:

Name	Age	Position
Willis J. Johnson	63	Chairman of the Board
A. Jayson Adair	41	Chief Executive Officer and Director
Vincent W. Mitz	47	President
William E. Franklin	54	Senior Vice President and Chief Financial Officer
Paul A. Styer	54	Senior Vice President, General Counsel and Secretary
Robert H. Vannuccini	44	Senior Vice President, Sales
David L. Bauer	50	Senior Vice President, Corporate Development
Russell D. Lowy	51	Senior Vice President and Chief Operating Officer
Thomas E. Wylie	59	Senior Vice President, Human Resources
Greg A. Tucker	53	Senior Vice President, Process Improvement
Vincent J. Phillips	50	Senior Vice President and Chief Information Officer
Simon E. Rote	38	Vice President, Finance

Willis J. Johnson, our founder, has served as a director since 1982, and has, since January 2004, served as Chairman of the Board. Until February 2010, Mr. Johnson also served as our Chief Executive Officer. Previously, Mr. Johnson served as our President from 1986 until May 1995. Mr. Johnson was an officer and director of U-Pull-It,

Inc., or UPI, a self-service auto dismantler which he co-founded in 1982, from 1982 through September 1994. Mr. Johnson sold his entire interest in UPI in September 1994. Mr. Johnson has over 30 years of experience in owning and operating auto dismantling companies.

A. Jayson Adair has served since 1992 as a director and as our Chief Executive Officer since February 2010. From November 1996 to February 2010, he served as our President. From April 1995 until October 1996, Mr. Adair served as our Executive Vice President. From August 1990 until April 1995, Mr. Adair served as our Vice President of Sales and Operations and from June 1989 to August 1990, Mr. Adair served as our Manager of Operations.

Vincent W. Mitz has served as our President since February 2010. From August 2007 to February 2010, Mr. Mitz served as our Executive Vice President. From May 1995 until July 2007, Mr. Mitz served as our Senior Vice President of Marketing. Prior thereto, Mr. Mitz was employed by NER Auction Systems from 1981 until its acquisition by Copart in 1995. At NER, Mr. Mitz held numerous positions culminating as Vice President of Sales and Operations for NER’s New York region from 1990 to 1993 and Vice President of Sales & Marketing from 1993 to 1995.

William E. Franklin has served as our Senior Vice President and Chief Financial Officer since March 2004. Mr. Franklin has over 20 years of international finance and executive management experience. From October 2001 to March 2004, he served as the Chief Financial Officer of Ptek Holdings, Inc., an international telecommunications company. Prior to that he was the President and CEO of Clifford Electronics, an international consumer electronics company. Mr. Franklin received a Master’s degree in Business Administration from the University of Southern California and his Bachelor’s of Science degree in Finance from California State University, Bakersfield. Mr. Franklin is a Certified Public Accountant.

Paul A. Styer has served as our General Counsel since September 1992; served as our Senior Vice President since April 1995 and as our Vice President from September 1992 until April 1995. Mr. Styer served as one of our directors from September 1992 until October 1993. Mr. Styer has served as our Secretary since October 1993. From August 1990 to September 1992, Mr. Styer conducted an independent law practice. Mr. Styer received a B.A. from the University of California, Davis and a J.D. from the University of the Pacific. Mr. Styer is a member of the State Bar of California.

Robert H. Vannuccini has served as our Senior Vice President, Sales since July 2007. Prior thereto, Mr. Vannuccini served as our Vice President of National Accounts from 1999 to 2007 and our Midwest regional Account Manager from 1995 to 1999. Prior to that, Mr. Vannuccini was employed by NER as the Midwest Regional Account Manager from 1994 until its acquisition by Copart in 1995. Prior to his experience at NER, Mr. Vannuccini was an Assistant Vice President with Fleet Financial Group from 1991 to 1994. Mr. Vannuccini received his Bachelor of Business Administration degree in Banking and Finance from Hofstra University, Hempstead, New York in 1988.

David L. Bauer has served as our Senior Vice President, Corporate Development since January 2010. Previously from December 1995 until January 2010, he served as our Senior Vice President of Information Technology and Chief Information Officer. Prior thereto, Mr. Bauer was an independent systems consultant from 1987 to 1995. Prior to working independently, Mr. Bauer spent 1983 to 1987 working in Arthur Andersen & Company’s Management Information Consulting Division, leaving in 1987 as a Consulting Manager. Mr. Bauer earned a B.A. in Economics from the University of California, San Diego in 1981 and an MBA from University of California, Davis in 1983.

Russell D. Lowy has served as our Senior Vice President, Chief Operating Officer since July 2007. From July 2002 to July 2007, Mr. Lowy served as our Senior Vice President of Operations. Mr. Lowy served as Vice President of Operations, Eastern Division from December 1999 to July 2002. From December 1998 to December 1999, Mr. Lowy served as Director of Training and Auditing. Mr. Lowy served as Assistant Vice President of Operations from 1996 to 1997, Regional Manager of Northern California from 1995 to 1996 and Marketing Manager from 1993 to 1994. Prior to joining us, Mr. Lowy spent nine years with ADP — Claims Solutions Group. Mr. Lowy received a B.S. in Business Administration from California State University, Chico in 1982.

Thomas E. Wylie has served as our Senior Vice President of Human Resources since September 2003. Mr. Wylie has over 25 years of human resources and organizational change management experience. From January 2001 to November 2003 he served as Vice President, Human Resources, Systems and Administration for the California Division of Kaiser Permanente, a health care organization headquartered in Oakland, California. Prior to that he was the Vice President of Human Resources for Global Business Services, a division of Honeywell International in Morristown, New Jersey. He held several other positions with Honeywell starting in 1979. Mr. Wylie received a bachelor’s degree from Hamline University in St. Paul, Minnesota.

Greg A. Tucker has served as our Senior Vice President of Process Improvement since September 2008. Mr. Tucker has over 25 years of process improvement, business strategy and business transformation experience. From 2002 to 2008 he served as Vice President of Business Transformation & Process Excellence at CSAA (AAA of Northern California) and The Clorox Company. Prior to that he was the Vice President/Partner at Computer Sciences Corp. Management Consulting and Mercer Management Consulting in San Francisco, California and Washington DC, respectively. Mr. Tucker received a bachelor’s degree from Kansas State University in Manhattan, Kansas where he is a trustee and his MBA from the Graduate School of Business at Stanford University in Palo Alto, California.

Vincent J. Phillips has served as our Senior Vice President, Chief Information Officer since April 2010. Prior thereto in 2009, Mr. Phillips was Vice President of Product Development of Charles River Development, a provider of technology systems and services to the financial industry. From 1989 to 2008, Mr. Phillips was the Chief Executive Officer of Cybertrader.com, a subsidiary of The Charles Schwab Corporation. Mr. Phillips received a bachelor’s degree from University of California, San Diego.

Simon E. Rote has served as our Vice President of Finance since March 2003. Prior thereto, Mr. Rote served as our Controller from December 1998 to March 2003, and as our Assistant Controller from December 1997 to December 1998. Mr. Rote was an auditor with KPMG LLP from 1994 to 1997. Mr. Rote received a B.S. in Accounting from St. Mary’s College in 1994.

Our executive officers are elected by our board of directors and serve at the discretion of the board. There are no family relationships among any of our directors or executive officers, except that A. Jayson Adair is the son-in-law of Willis J. Johnson.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the ownership of our common stock as the record date (October 4, 2010) by (i) all persons known by us to be beneficial owners of five percent or more of our common stock; (ii) each of our current directors and nominees for director; (iii) any other named executive officers (as defined in the section of this Proxy Statement entitled “Executive Compensation — Summary Compensation Table”); and (iv) all of our executive officers and directors as a group. Beneficial ownership is determined based on SEC rules and includes certain stock options exercisable within 60 days of October 4, 2010. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Total Shares Outstanding (2)
Baron Capital Group, Inc. (3) 767 Fifth Avenue New York, NY 10153	4,537,841	5.4%

Named executive officers and directors:
Willis J. Johnson (4)	9,686,318	11.5%
Thomas W. Smith (5)	3,267,329	3.9%
A. Jayson Adair (6)	1,755,666	2.1%
David L. Bauer (7)	237,435	*
Daniel J. Englander (8)	198,117	*
Vincent W. Mitz (9)	210,290	*
Steven D. Cohan (10)	99,173	*
James E. Meeks (11)	111,251	*
William E. Franklin (12)	87,956	*
Matt Blunt (13)	18,333	*
Russell D. Lowy (14)	201,190	*
All directors and executive officers as a group (17 persons) (15)	16,345,075	19.37%

*	Represents less than 1% of our outstanding common stock.

(1)	Unless otherwise set forth, the mailing address for each of the persons listed in this table is: c/o Copart, Inc., 4665 Business Center Drive, Fairfield, California 94534.

(2)	Based on 84,363,063 shares outstanding as of July 31, 2010, the end of the Company’s 2010 fiscal year.

(3)	Information based on Schedule 13G-A as filed with the SEC on February 4, 2010, by Baron Capital Group, Inc. Includes 4,537,841 shares beneficially and jointly owned by Baron Capital Group, Inc., BAMCO, Inc., Baron Capital Management, Inc., and Ronald Baron. Baron Capital Group, Inc. has shared power to vote or direct the voting of 4,258,741 shares and shared dispositive power with respect to 4,537,841 shares; BAMCO, Inc. has shared power to vote or direct the voting of 4,089,500 shares and shared dispositive power with respect to 4,368,600 shares; Baron Capital Management, Inc. has shared power to vote or direct the voting of and shared dispositive power with respect to 169,241 shares; and Ronald Baron has shared power to vote or direct the voting of 4,258,741 shares and shared dispositive power with respect to 4,537,841 shares. BAMCO, Inc. and Baron Capital Management, Inc. are subsidiaries of Baron Capital Group, Inc. Ronald Baron owns a controlling interest in Baron Capital Group, Inc. Baron Capital Group, Inc. and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent such shares are held by persons other than Baron Capital Group, Inc. and Ronald Baron. BAMCO, Inc. and Baron Capital Management, Inc. disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, Inc. Baron Capital Management, Inc. and their affiliates.

(4)	Includes 5,082,981 shares held by a revocable trust, of which Mr. Johnson and his wife are trustees; 3,742,388 shares held by limited partnerships of which Mr. Johnson and his wife are general partners; and 4,632 shares held in IRA accounts for Mr. Johnson and his wife. Also includes options to acquire 856,317 shares of common stock held by Mr. Johnson that are exercisable within 60 days after October 4, 2010.

(5)	Includes 1,211,250 shares beneficially owned by Mr. Smith over which he exercises sole voting and dispositive power. Also includes 2,006,912 shares (the “Managed Account Shares”) beneficially owned by Mr. Smith in his capacity as investment manager for certain managed accounts (the “Managed Accounts.” Mr. Smith shares voting and investment control over 1,700,018 with co-investment managers of certain of the Managed Accounts and has sole voting power over 50,000 of the Managed Account Shares and sole dispositive power over 306,894 Managed Account Shares. Mr. Smith disclaims beneficial ownership of the Managed Account Shares except to the extent of his pecuniary interest therein. Mr. Smith, the co-managers of the Managed Accounts and the Managed Accounts may constitute a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. Also includes options to acquire 49,167 shares of common stock held by Mr. Smith that are exercisable within 60 days after October 4, 2010. The mailing address for Mr. Smith and the co-managers of the Managed Accounts is c/o Prescott Investors, 323 Railroad Avenue, Greenwich, CT 06830.

(6)	Includes 531,217 shares held directly, 186,819 shares held by a revocable trust, for which Mr. Adair and his wife are trustees, and 12,348 shares held by irrevocable trusts for the benefit of members of Mr. Adair’s immediate family. Also includes options to acquire 1,025,282 shares of common stock held by Mr. Adair that are exercisable within 60 days after October 4, 2010.

(7)	Includes 5,121 shares held by the Bauer Family Trust for which Mr. Bauer and his spouse act as trustees, and options to acquire 232,314 shares of common stock held by Mr. Bauer that are exercisable within 60 days after October 4, 2010.

(8)	Includes 119,950 shares held by Ursula Capital Partners and 9,000 shares stock held directly by Mr. Englander. Ursula Capital Partners is an investment partnership for which Mr. Englander serves as the sole general partner. Mr. Englander disclaims beneficial ownership of the shares held by Ursula Capital Partners except to the extent of his pecuniary interest therein. Also includes options to acquire 69,167 shares of common stock held by Mr. Englander that are exercisable within 60 days after October 4, 2010.

(9)	Includes 3 shares held directly and options to acquire 210,287 shares of common stock held by Mr. Mitz that are exercisable within 60 days after October 4, 2010.

(10)	Includes 6 shares owned directly and options to acquire 99,167 shares of common stock held by Mr. Cohan that are exercisable within 60 days after October 4, 2010.

(11)	Includes options to acquire 111,251 shares of common stock held by Mr. Meeks that are exercisable within 60 days after October 4, 2010.

(12)	Includes 3,449 shares held directly and options to acquire 84,507 shares of common stock held by Mr. Franklin that are exercisable within 60 days after October 4, 2010.

(13)	Includes options to acquire 18,333 shares of common stock held by Mr. Blunt that are exercisable within 60 days after October 4, 2010.

(14)	Includes options to acquire 201,190 shares of common stock held by Mr. Lowy that are exercisable within 60 days after October 4, 2010.

(15)	Includes 12,934,466 shares and options to acquire 3,410,609 shares of common stock held by all executive officers and directors as a group that are exercisable within 60 days after October 4, 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and our other equity securities. Officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

To the Company’s knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended July 31, 2010 all Section 16(a) filing requirements applicable to the Company’s officers, directors and holders of more than ten percent of the Company’s Common Stock were satisfied, except that a Form 4 reporting three transactions filed on behalf of Mr. Adair was filed one day after the filing deadline.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of July 31, 2010 with respect to shares of our common stock that may be issued upon the exercise of options and similar rights under all of our existing equity compensation plans, including our 2007 Equity Incentive Plan, our 2001 Stock Option Plan, our 1994 Employee Stock Purchase Plan, the 1994 Director Option Plan, the 1992 Stock Option Plan, the Copart, Inc. stand alone stock option award agreement dated April 14, 2009 (as amended on June 9, 2010) between Copart, Inc. and Willis J. Johnson (the “Johnson Option Agreement”), and the Copart, Inc. stand alone stock option award agreement dated April 14, 2009 (as amended on June 9, 2010) between Copart, Inc. and A. Jayson Adair (the “Adair Option Agreement”). Our 2001 Stock Option Plan was terminated in 2007; our 1992 Stock Option Plan was terminated in 2001; and our 1994 Director Option Plan was terminated in August 2003. No additional grants will be made under these plans but options granted prior to the termination of each plan remain outstanding and are subject to the terms of the applicable plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders	8,051,923	(2)	$29.07	(3)	3,354,287	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	8,051,923		$29.07		3,354,287

(1)	We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 1994 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under that plan. The 1994 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower.

(2)	Reflects the number of shares of common stock to be issued upon exercise of outstanding options under the 1992 Stock Option Plan, the 1994 Director Option Plan, the 2001 Stock Option Plan, the 2007 Equity Incentive Plan, the Johnson Option Agreement, and the Adair Option Agreement.

(3)	Reflects weighted average exercise price of outstanding options under the 1992 Stock Option Plan, the 1994 Director Option Plan, the 2001 Stock Option Plan, the 2007 Equity Incentive Plan, the Johnson Option Agreement, and the Adair Option Agreement.

(4)	Includes securities available for future issuance under the 1994 Employee Stock Purchase Plan and the 2007 Equity Incentive Plan. No securities are available for future issuance under the 2001 Stock Option Plan, 1992 Stock Option Plan and 1994 Director Option Plan.

CERTAIN TRANSACTIONS

Related Person Transactions

Our audit committee is responsible for the review, approval or ratification of “related-person transactions” between Copart and related persons. Under SEC rules, a related person is a director, officer, nominee for director or 5% shareholder of the Company since the beginning of the last fiscal year and his or her immediate family members.

In 2007, our audit committee adopted a written policy with respect to related person transactions. We recognize that related person transactions can present potential or actual conflicts of interest or create the appearance of a conflict of interest. Accordingly, we prefer to avoid related person transactions. This written policy governs the review and approval process of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” he or she must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review is not practicable, our audit committee may ratify the related person transaction. The audit committee will review ongoing related person transactions previously reviewed. As required, under rules issued by the SEC, transactions that are determined to be directly or indirectly material to us or a related person are or will be disclosed in our proxy statements.

In fiscal year 2010, there were the following related-person transactions:

(1)	In June, we entered into an agreement with Mr. Johnson, Chairman of our board of directors, pursuant to which we acquired 121,251 shares of our common stock at a price of $36.76 per share, or an aggregate purchase price of $4,457,200. The settlement date for the acquisition of the common stock was on or about June 10, 2010, and the purchase was made pursuant to the Company’s existing stock repurchase program. The per share purchase price for the acquired common stock was based on the closing price of the Company’s common stock on June 10, 2010 (as reported by The NASDAQ Stock Market). The repurchase was approved by the independent members of the board of directors and our audit committee.

(2)	Mr. Johnson and his wife are the owners of the real property and improvements of the Fresno, California facility and lease said premises to us for current monthly lease payments of $14,958 under a lease dated August 1, 1992, which expires, with inclusion of all extension options, in July 2019 and contains a provision whereby we have an option exercisable in 2014 to purchase the real property and improvements at fair market value. The option to purchase the property (which is exercisable in 2014) expires in 2019. Total payments under this lease aggregated $179,500 in fiscal year 2010. In October 2010, our audit committee approved our purchase of the property for $1.8 million, the appraised value of the property. The purchase of the property has not yet closed. We believe that the terms of the lease and the proposed sale are no less favorable to us than could be obtained from unaffiliated third parties.

(3)	Brett Adair, the brother of A. Jayson Adair, our chief executive officer, is employed by us in a non-executive position with a base salary of $125,000 per year. In fiscal year 2010, Brett Adair received a total of $375,000 in cash compensation which included $125,000 in salary and $250,000 in bonus compensation. In addition, Brett Adair received an annual automobile allowance of $3,600.

PROPOSAL TWO
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the current fiscal year ending July 31, 2011. A representative of Ernst & Young LLP is expected to be present at the 2010 Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. Shareholder ratification of the selection of Ernst & Young LLP is not required by our bylaws or otherwise. Our audit committee is submitting the appointment of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice.

In the event the shareholders fail to ratify the appointment of Ernst & Young LLP, the audit committee will reconsider its selection. Even if the selection of the independent registered public accounting firm is ratified by our shareholders, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it feels that such a change would be in the best interests of Copart and its shareholders.

Auditor Fees and Services

The following table presents fees for professional services rendered for the audit of our consolidated annual financial statements by our independent registered public accounting firm, Ernst & Young LLP, for fiscal years ended July 31, 2010 and 2009. The table also includes fees billed for audit services, audit-related services, tax services and all other services rendered by Ernst & Young LLP for fiscal years ended July 31, 2010 and July 31, 2009:

Nature of Service	Fiscal Year 2010	Fiscal Year 2009
Audit Fees(1)	$2,190,700	$2,383,200
Audit-Related Fees(2)	$29,000	$83,000
Tax Fees(3)	$298,200	$382,400
All Other Fees(4)	$2,600	$0
Total Fees	$2,520,500	$2,848,600

(1)	Audit fees consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of our interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and that are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(3)	Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state, and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

(4)	Consists of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval. The audit committee may also pre-approve particular services on a case-by-case basis. In addition, the charter of the audit committee provides that the committee may delegate to one or more designated members the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the audit committee at it scheduled meetings.

Vote Required

Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present at the 2010 Annual Meeting, either in person or by proxy.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that shareholders vote FOR the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending July 31, 2011.

AUDIT COMMITTEE REPORT

The following report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall this information be incorporated by reference by any general statement incorporating by reference this proxy into any filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference in such filing.

The audit committee of our board of directors consisted at all times during fiscal year 2010 of directors Cohan (chairman), Englander and Smith for all audit committee meetings held during fiscal year 2010 at which our quarterly and fiscal year 2010 results were reviewed. None of the directors serving at any time as audit committee members is or were our officers or employees. Our audit committee believes that all of its current members are and were independent directors as defined by applicable Nasdaq rules and listing standards and the rules and regulations of the SEC. The board of directors has adopted a written charter for the audit committee.

The audit committee has reviewed and discussed with management and Ernst & Young LLP our audited consolidated financial statements and financial reporting processes. Our management has the primary responsibility for our financial statements and financial reporting processes, including the system of internal controls. Ernst & Young LLP, our current independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles. The audit committee reviews and monitors these processes and receives reports from Ernst & Young LLP and management. The audit committee also discusses with Ernst & Young LLP the overall scope and plans of their audits, their evaluation of our internal controls, and the overall quality of our financial reporting processes.

In accordance with Statements on Auditing Standards (SAS) No. 61 (codification of Statements on Auditing Standards, AU§ 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, the audit committee had discussions with management and the independent registered public accounting firm regarding the acceptability and the quality of the accounting principles used in the reports. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the audit committee has discussed with the independent registered public accounting firm their independence from the Company and its management and the independent registered public accounting firm provided the written disclosures and the letter required by the Public Company Accounting Oversight Board (PCAOB) Rule 3526, “Communication with Audit Committees Concerning Independence” and considered the compatibility of non-audit services with the independent registered public accounting firm’s independence.

On an annual basis, the audit committee obtains from the independent registered public accounting firm a written communication delineating all their relationships and professional services as required by The Public Company Accounting Oversight Board (PCAOB) Rule 3526, “Communication with Audit Committees Concerning Independence”. In addition, the audit committee reviewed with the independent registered public accounting firm the nature and scope of any disclosed relationships or professional services and took, or recommended that the board of directors take, appropriate action to ensure the continuing independence of the independent registered public accounting firm.

Based upon the reviews, discussions and considerations referred to above, the audit committee has recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for fiscal year 2010, and that Ernst & Young LLP be appointed as the independent registered public accounting firm for the Company for the fiscal year ending July 31, 2011.

Respectfully submitted by:

The audit committee of the board of directors

Steven D. Cohan (chairman)
Daniel J. Englander
Thomas W. Smith

FORWARD-LOOKING STATEMENTS

This proxy statement, including the section entitled “Compensation Discussion and Analysis” set forth below, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us in the future. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the section on forward-looking statements and in the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended July 31, 2010, and in our periodic reports on Form 10-Q and current reports on Form 8-K as filed with the SEC.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Executive Compensation Programs

This section of our proxy statement provides an overview of our executive compensation programs, the material decisions we have made with respect to each element of our executive compensation program and the material factors we considered when making those decisions. Following this discussion, you will find further information in the executive compensation tables about the compensation earned by or paid to each of our “named executive officers.” For fiscal year 2010, our named executive officers consist of (i) our chairman, (ii) our chief executive officer, (iii) our chief financial officer, and (iv) our three most highly compensated executive officers other than our chairman, chief executive officer and chief financial officer who were serving as executive officers as of July 31, 2010, the end of our 2010 fiscal year. For fiscal year 2010, our named executive officers were Willis J. Johnson, our chairman and our chief executive officer during the period from August 2009 to February 2010; A. Jayson Adair, our chief executive officer since February 2010, William E. Franklin, our chief financial officer;

Vincent W. Mitz, our president; David L. Bauer, our senior vice president, corporate development; and Russell D. Lowy, our senior vice president, chief operating officer.

Role of Our Compensation Committee

The compensation committee of our board of directors administers our executive compensation programs. In carrying out its responsibilities, the committee:

•	communicates our executive compensation philosophies and policies to our executive officers;

•	participates in the continuing development of, and approves changes in, our compensation policies;

•	conducts an annual review to approve each element of executive compensation, taking into consideration management recommendations; and

•	administers our equity incentive plans, for which it retains sole authority to approve grants of awards to any of our executive officers.

The compensation committee currently consists of directors Daniel J. Englander (chairman), Steven D. Cohan and Thomas W. Smith, who were members of the committee during the entire 2010 fiscal year and who were each an independent director under Nasdaq rules, an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

The compensation committee operates according to a charter that details its specific duties and responsibilities. A copy of the charter is available in the Investor Relations section of our corporate website at http://www.copart.com/c2/pdf/compensation_cc.pdf.

Role of Management in Compensation Process

Our chief executive officer, president, chief financial officer, and senior vice president of human resources support the compensation committee’s work by providing the compensation committee with information related to our financial plans, performance assessments of our executive officers and other personnel-related data.

Each executive officer participates in our annual goal-setting and performance measurement process applicable to all employees. As part of this annual process, each executive officer proposes qualitative, individual goals and objectives for the coming fiscal year that are intended to (i) promote continuing organizational and process improvements, and (ii) contribute to our financial strength. These proposed goals are then reviewed with each executive officer, and are subsequently approved following that review, by our chief executive officer and our president. The compensation committee does not participate in the setting of qualitative goals and objectives for our executive officers. Each officer’s goals are specifically tailored to his or her function and may vary from year to year. Our chief executive officer, as the person to whom our other officers directly report, is responsible for evaluating individual officers’ contributions to corporate objectives as well as their performance relative to individual objectives. Assessment of individual performance may include objective criteria, such as the execution of projects in a timely manner, but is largely subjective.

Following the end of each fiscal year and after the completion of the performance measurement process described above, our chairman and chief executive officer make recommendations to the compensation committee with respect to all elements of compensation for each of our executive officers other than themselves. Our compensation committee then discusses these recommendations, first with the chairman and chief executive officer present and then in executive session without members of management present. Members of management do not participate in final determinations of their own compensation. Our compensation committee is solely responsible for the final approval of all forms of executive compensation and, while the committee considers the recommendations of management, it does not always follow those recommendations.

Our compensation committee has the authority under its charter to engage the services of outside advisors for assistance. The compensation committee has neither relied on nor has it retained outside advisors for purposes of making determinations with respect to executive compensation.

Compensation Philosophy and Program Design

The principal objectives of our compensation and benefits programs for executive officers are to:

•	attract and retain senior executive management;

•	motivate their performance toward corporate objectives; and

•	align their long-term interests with those of our shareholders.

Our compensation committee believes that maintaining and improving the quality and skills of our management team and appropriately providing incentives for their performance are critical factors that will affect the long-term value realized by our shareholders.

As further described below, compensation for our executive officers has historically consisted of four main elements: (i) base salary, (ii) cash bonus, (iii) equity-based incentive awards, and (iv) benefits and perquisites. Prior to compensation committee and subsequent shareholder approval of the equity compensation proposal for Messrs. Johnson and Adair submitted for shareholder approval in April 2009 (see “Compensation of Messrs. Johnson and Adair” below), our compensation committee had not adopted any formal or informal policies or guidelines for allocating compensation between cash and equity compensation or among different forms of non-equity compensation. To date, the compensation committee has not adopted any formal or informal policies or guidelines for allocating compensation between cash and equity compensation or among different forms of non-equity compensation for our executive officers other than Messrs. Johnson and Adair. The compensation committee believes that a substantial portion of an executive officer’s compensation should be performance-based, whether in the form of cash bonus or equity compensation. We consider “performance-based” compensation to be the portion of an executive’s total compensation that is determined based on (i) the executive’s individual contribution to our strategic goals and operating results, as in the case of discretionary cash bonuses and equity awarded in recognition of individual performance, or (ii) our degree of success in meeting certain performance targets as established under an approved executive bonus plan. In other words, “performance-based” compensation is at risk to the executive and may not be earned. Cash bonuses payable based on achievement of performance targets and stock options, where value depends in part on our future operating performance, are examples of “performance-based” compensation. The compensation committee believes that performance-based compensation drives business performance and aligns the interests of our executives with those of our shareholders. For instance, equity awards in the form of stock options align executive officer financial interests directly with our shareholders via stock price appreciation over the vesting period of the options. In addition, our cash bonus program helps translate our overall strategic initiatives (which are geared toward improvement in our financial strength) into daily actions, with rewards provided to employees who accomplish their goals.

Historically, we have not determined our compensation levels based on specific peer company benchmarks or analyses prepared by outside compensation consultants. Rather, our compensation committee has based its determinations on the committee’s collective assessment of quantitative as well as subjective factors relating to corporate and individual performance and on the committee’s experience and view of appropriate levels of compensation in light of (i) our size and operating budgets, (ii) the historically increasing geographic scope of our operations, and (iii) and the responsibilities and performance of the individual officer.

Our compensation committee traditionally makes its determinations concerning base salary, cash bonuses and additional equity incentive awards annually after the end of each fiscal year, based on a review of (i) our financial performance during the prior fiscal year as measured against the operating plan approved by the board of directors for the applicable fiscal year, (ii) each individual officer’s contribution toward that performance, and (iii) the recommendations of our chairman and chief executive officer. Although the committee has historically not identified specific financial performance targets, its annual analysis has focused on quantitative factors such as trends in our revenues and earnings per share. Our compensation committee does not take a formulaic approach to setting compensation for our executive officers but does take into consideration whether or not we have met or exceeded our operating plan for a particular fiscal year when making its determinations of appropriate levels of compensation for our executive officers. The committee has also reviewed subjective factors such as the growth in the scope of our operations, our performance in effectively integrating important acquisitions and our performance in implementing key corporate strategic initiatives.

Our compensation committee believes that our historic levels of executive compensation have been reasonable and appropriate in light of (i) the size of our business, both financially and operationally, (ii) the substantial contribution of our long-tenured executive team in contributing to our historical growth, and (iii) the need to retain our key executive officers who have substantial levels of industry and Copart-specific experience. With the exception of our chief financial officer, each of our named executive officers has been employed with us for over a decade and with either us or a company we acquired for tenures ranging from 17 to over 25 years.

Compensation of Messrs. Johnson and Adair

In 2008, Mr. Johnson, then our chairman and chief executive officer, and Mr. Adair, then our president, presented our compensation committee with a proposal for a compensation arrangement in which they would forego all salary and bonus compensation other than $1.00 per year in exchange for a sizable stock option grant. In addition, they would agree to forego any additional equity incentives until the options were fully vested. The compensation committee believed the proposal demonstrated an extraordinary senior management commitment to Copart and its shareholders and offered strong evidence of management’s conviction concerning Copart’s strategy and prospects.

Over the course of the next several months, members of the compensation committee, individually among themselves and in periodic meetings, further discussed management’s proposal concerning equity in lieu of cash and other equity compensation. Mr. Johnson and Mr. Adair participated in several, but not all, of these discussions. Among the factors discussed and considered by the compensation committee in making its final determination were the following:

•	the extent to which the proposal achieved the compensation committee’s objective of aligning management interests with shareholder interests;

•	the accounting implications and associated non-cash compensation expense of the equity proposal as compared to the cash and non-cash compensation expense that would result from continuing current compensation arrangements;

•	the impact of the equity proposal on our cash position relative to the anticipated impact of continuing current compensation arrangements; and

•	the terms and conditions of the equity incentive, including whether it consisted of stock options or restricted stock and the vesting terms and conditions of the proposed equity issuance.

Following extensive analysis and discussions among the compensation committee member, the compensation committee met and approved a stock option in lieu of cash or additional equity compensation program on March 4, 2009. Specifically, subject to shareholder approval, the compensation committee and board of directors, excluding Mr. Johnson and Mr. Adair, approved the grant of a non-qualified stock option to each of Mr. Johnson and Mr. Adair on the following terms:

Number of Shares Subject to Option	2,000,000 shares of Common Stock for each of Mr. Johnson and Mr. Adair
Exercise Price	Equal to the closing price of Copart Common Stock in trading on the NASDAQ Global Select Market on the date of grant
Vesting
20% of the shares become exercisable on the first anniversary of the date of grant; the balance of the shares become exercisable on a monthly basis over 48 months at the rate of 33,333 shares per month

Vesting Acceleration Triggers
Upon a termination of the officer’s employment by Copart without Cause (as defined) before or following a change in control or resignation for Good Reason (as defined) following a change in control, the option would become fully vested

Option Term
10 years; provided that in the event of a voluntary termination (other than for good reason following a change-in-control) or involuntary termination for Cause at any time, to the extent vested, within twelve (12) months of the date of termination

On April 14, 2009, our shareholders (with Messrs. Johnson and Adair abstaining from the vote) approved the equity grants for our chief executive officer and president described above, and each was granted an option to purchase 2,000,000 shares of the Company’s common stock on the terms and conditions set forth, above with an exercise price of $30.21 per share which equaled the fair market value of the Company’s common stock on the date of grant. As a result, Messrs. Johnson and Adair are not eligible to be considered for any additional compensation other than their salaries of $1 per year and appropriate benefits and perquisites during the five-year vesting term of the stock options.

During fiscal year 2010, our compensation committee made no compensation decisions with respect to Messrs. Johnson and Adair other than participating in the approval of the amendment of the Johnson Option Agreement and the Adair Option Agreement to permit net exercises of the options subject to the agreements.

Principal Components of Executive Compensation

Our executive compensation program consists of four principal components: (i) base salary, (ii) cash bonus, (iii) equity-based incentives, and (iv) benefits and perquisites, as further described below. As noted above, Messrs. Johnson and Adair have been granted stock options in lieu of base salary (other than $1 per year), cash bonuses and equity-based incentives for the five-year vesting period of the stock options. However, they remain eligible to receive appropriate benefits and perquisites, as described below.

(i) Base Salary

Base salary for our executive officers reflects the scope of their respective responsibilities, seniority and competitive market factors. Salary adjustments are determined by the compensation committee, generally following its review of recommendations from the chairman and chief executive officer. Any adjustments are made following consideration of competitive factors, our overall financial results, our budget requirements and the committee’s assessment of individual performance.

Base Salary Actions. In August 2009, the compensation committee met to review base salaries for the named executive officers (other than Messrs. Johnson and Adair whose base salaries have been set at $1 per year for the five-year period ending on April 14, 2014) and determined that the base salaries of our named executive officers remained competitive and appropriate and therefore no changes were warranted for fiscal year 2010. Subsequently, in February 2010, in connection with Mr. Mitz becoming our president, the compensation committee approved an increase in his annual base salary from $400,000 to $600,000. The compensation committee determined that an increase in Mr. Mitz’s base salary was appropriate in light of his increased responsibilities as our president with respect to our finance, human resources, technology solutions and services, marketing and legal departments as direct reports, in addition to sales and operations, and responsibility for oversight of the company’s United Kingdom operations. In addition, the compensation committee considered the base salary of our prior president in determining Mr. Mitz’s base salary for fiscal year 2010.

(ii) Cash Bonuses

Our annual cash bonus incentive program for our officers and other employees is designed to reward performance that has furthered key corporate objectives, including financial objectives and those based on individual contributions to strategic initiatives.

We did not adopt a formal bonus plan for or during fiscal year 2010. As a result, for fiscal year 2010, our bonus program consisted of discretionary bonuses as determined by the compensation committee. After the end of fiscal year 2010 as part of its annual review of executive compensation, the compensation committee met to consider cash or equity bonus awards for our named executive officers (except Messrs. Johnson and Adair) pursuant to the discretionary bonus program described below.

Discretionary Bonuses. The use of a discretionary bonus program provides the compensation committee with the flexibility needed to address pay-for-performance as well as recruiting and retention goals. The amount of a discretionary bonus, if any, to be awarded to an executive officer is based on the compensation committee’s review of individual and corporate performance (as described above in “Compensation Philosophy and Program Design”) and the recommendations of our chairman and chief executive officer. The compensation committee meets in executive session without management present to make the final determination with respect to the bonus amounts to be awarded, if any.

Fiscal Year 2010 Bonus Awards Actions. In determining, 2010 cash bonus awards for our named executive officers (other than Messrs. Johnson and Adair), the compensation committee considered individual performance against performance goals that included organizational development, build-out of our domestic and international operations and scaling legal, financial, sales and marketing deployments to the growth of our company. At the beginning of fiscal year 2010, individual performance goals were set for each named executive officer who reports to our president, and these goals were reviewed quarterly. Mr. Mitz’s performance was evaluated by the compensation committee with respect to objectives relating to development of our strategic goals and performance objectives for our executive officers as well as his role in reducing expenses and developing the Company’s programs to increase revenues across all areas of our business. Mr. Franklin’s performance was evaluated with respect to objectives relating to the development of associates in our corporate finance function, financial reporting to the board, audit committee and our shareholders, and all detail controls associated with cash management and accounts receivable and payable. Mr. Bauer’s performance was evaluated with respect to objectives relating to strategic product development, management of outsourced contractors, and cost control of developers. Mr. Lowy’s performance was evaluated with respect to objectives relating to facility condition, management of new accounts, and cost control at both the Copart facility level and per car detail as well as his ability to reduce expenses of our field operations and administer and manage the field operations budget.

Following the end of fiscal year 2010, the compensation committee met to consider bonus awards in light of (i) the goals described above and individual performance thereof, (ii) corporate performance, and (iii) recommendations from our chairman and our chief executive officer, and awarded the following discretionary bonuses to the named executive officers listed below for fiscal year 2010:

Named Executive Officer	Fiscal Year 2010 Cash Bonus Amount
Vincent W. Mitz	$500,000
William E. Franklin	$200,000
David L. Bauer	$200,000
Russell D. Lowy	$200,000

Mr. Franklin declined the cash bonus award. In lieu of the cash bonus award, the compensation committee approved a grant to Mr. Franklin of an option to purchase 40,000 shares of our common stock. The grant was effective as of October 15, 2010 at an exercise price of $34.22 per share which was the closing price of our common stock on the NASDAQ Global Select Market on the date of grant. Twenty percent (20%) of the shares subject to the option will vest twelve months after the vesting commencement date and the remaining shares will vest in equal monthly installments thereafter over the following four-year period, subject to Mr. Franklin continuing to be a service provider to the Company as of each vesting date. In determining the appropriate number of shares to grant Mr. Franklin in lieu of his $200,000 cash bonus, the compensation committee considered the Black-Scholes value of an option grant made pursuant to our 2007 Equity Incentive Plan. A Black-Scholes ratio of $2.42 to $1.00 of cash was determined to be appropriate, in light of the five-year vesting of the award and the risk in value associated with acceptance of a stock option vesting over a five-year term as compared to the immediate receipt of cash. In addition, the compensation committee as part of its decision making process on the equity award, considered the saving of cash expense that an option grant in lieu of a cash award represented to the Company.

(iii) Equity-Based Incentives

Equity Incentive Plans. We grant equity-based incentives to certain employees, including our executive officers, in order to foster a corporate culture that aligns employee interests with shareholder interests. Other than with respect to Mr. Johnson, who has held and continues to hold a substantial equity stake in the company from the time we were founded, our equity incentive plans have provided the principal method for our executive officers to acquire an equity position in our company. Following approval by the shareholders of the option grants to Messrs. Johnson and Adair, the compensation committee deemed each of them ineligible to be awarded any additional equity compensation for the five year period ending on April 14, 2014.

While we have not adopted any specific stock ownership guidelines for our executive officers or directors, our executive officers and directors do own a substantial portion of our common stock (see the table entitled “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement). As part of our insider trading policy we prohibit any member of the board of directors, officer, employee, consultant or other person associated with us from trading in any interest or position relating to the future price of our securities, such as a put, call or short sale, or using our stock as collateral for margin loans.

Only our compensation committee is authorized to grant awards to our executive officers under our equity incentive plans. (For additional information about our equity award practices, see “Equity Grant Practices” below.) With respect to executive officers, our practice has been to grant options to executive officers on an annual basis as part of the annual review process immediately after the end of each fiscal year, although we have not always granted annual option awards to our executive officers. Generally, in making its determination concerning additional option grants, the compensation committee considers individual performance, competitive factors, the individual’s current level of compensation and equity participation, and the recommendations of our chairman and chief executive officer.

To date, our equity incentive awards to executive officers have been granted primarily with time-based vesting. Our option grants typically vest over a five-year period with 20% of the shares vesting on the one-year anniversary of the date of grant and the remaining shares vesting in equal monthly installments over the remaining four years. Although our practice in recent years has been to provide equity incentives to executives in the form of stock option grants that vest over time, our compensation committee may in the future consider alternative forms of equity grants, such as performance shares, restricted stock units, restricted stock awards or other forms of equity grants as allowed under our 2007 Equity Incentive Plan, with vesting of awards based on the achievement of performance milestones or financial metrics.

On October 1, 2010, as part of its annual review of executive compensation, the compensation committee determined that our named executive officers, excluding Messrs. Johnson and Adair, would be granted stock options related to their 2010 performance, taking into consideration their current levels of cash compensation, the factors described above under “Fiscal Year 2010 Bonus Awards Actions,” and each executive’s level of equity participation. The grants, as set forth below, were effective as of October 4, 2010 at an exercise price of $32.76 per share which was the closing price of our common stock on the NASDAQ Global Select Market on the date of grant.

Named Executive Officer	Number of Option Shares
William E. Franklin	20,000	*
Vincent W. Mitz	100,000
David L. Bauer	0
Russell D. Lowy	20,000

*	Mr. Franklin declined the 2010 cash bonus award approved by the compensation committee. In lieu of the cash bonus, in addition the option to purchase 20,000 shares, the compensation committee approved a grant to Mr. Franklin of an option to purchase 40,000 shares of our common stock. The grant was effective as of October 15, 2010 at an exercise price of $34.22 per share which was the closing price of our common stock on the NASDAQ Global Select Market on the date of grant.

In addition, the compensation committee approved the grant of an option to acquire 100,000 shares of our common stock to Mr. Mitz with an exercise price equal to the closing price of our common stock on the second full trading day following our announcement of operating results for the quarter ended January 31, 2010. The compensation committee determined that such a grant was appropriate in light of Mr. Mitz’s promotion to serve as our president.

Twenty percent (20%) of the shares subject to each option granted during or for performance during fiscal year 2010 will vest twelve months after the vesting commencement date and the remaining shares will vest in equal monthly installments thereafter over the following four-year period, subject to the executive officer continuing to be a service provider to the Company as of each vesting date.

Employee Stock Purchase Plan. In addition participation in our equity incentive plans, our executive officers are eligible to participate in the Company’s employee stock purchase plan (ESPP) to the same extent as all employees. The ESPP allows employees to purchase shares of the Company’s common stock at a 15% discount. Up to 10% of an employee’s base salary, but not more than $12,500 per six-month offering period, may be allocated to the purchase of shares under the plan. Of our named executive officers, Messrs. Franklin and Bauer currently participate in the ESPP.

(iv) Benefits and Perquisites

We provide the following benefits to our named executive officers, including Messrs. Johnson and Adair, generally on the same basis provided to our other employees: (i) health, dental and vision insurance, (ii) medical and dependent care flexible spending account, (iii) short- and long-term disability insurance, (iv) accidental death and dismemberment insurance, and (v) a 401(k) plan. The Company matches employee contributions to the 401(k) plan at a rate of 20% of the first 15% of earnings per employee, up to a maximum of $3,300 for fiscal year 2010.

We provide our chairman and chief executive officer with limited ability to use our corporate aircraft for personal purposes. The compensation committee has authorized Messrs. Johnson and Adair to use the aircraft for personal purposes for up to a total of 75 flight hours per fiscal year, to be allocated between them as they deem appropriate. Hours not used during a fiscal year may be carried over to the next fiscal year. Flight hours in excess of these amounts require the additional approval of the compensation committee. The Company values this benefit for compensation purposes on an annual basis pursuant to guidelines established by the Internal Revenue Service, and Messrs. Johnson and Adair are responsible for all taxes resulting from any deemed income arising from this benefit. In addition, we provide Messrs. Johnson, Adair and Mitz with company-owned automobiles that may be used for personal purposes and Messrs. Franklin, Bauer and Lowy with a monthly automobile expense allowance.

Please see the column entitled “All Other Compensation” in the Summary Compensation Table set forth in this proxy statement for the amounts attributable to each named executive officer with respect to benefits and perquisites.

Other Considerations:

Post-Employment Obligations

Each of our executives is an “at will” employee and we are not party to written employment agreements with our named executive officers, other than with Mr. Franklin, our chief financial officer, whose agreement provides for certain payments upon involuntary termination of employment, or resignation for “good reason” (as defined in the agreement), under certain circumstances. In addition, we have entered into similar agreements with Thomas Wylie, our senior vice president of human resources, Greg Tucker, our senior vice president of process improvement, and Vincent Phillips, our senior vice president of information technology. The compensation committee believes the terms of these agreements are fair and reasonable and are in the best interests of the company and its shareholders. For a description of the material terms of these agreements, please see “Employment Contracts with Executive Officers” in the section entitled “Potential Payments Upon Termination or Change in Control” included in this Proxy Statement.

Tax Deductibility of Compensation

Section 162(m) of the Code limits the tax deductibility of non-performance based compensation paid to our chief executive officer and to each of our four most highly compensated officers to $1 million per person, unless certain exemption requirements are satisfied. Exemptions to this deductibility limit may be made for various forms of “performance-based” compensation that are approved by our shareholders. Because our equity incentive plans have been approved by our shareholders, awards under these plans in excess of $1 million should generally be deductible pursuant to section 162(m), provided the requirements of section 162(m) are satisfied.

Section 409A of the Internal Revenue Code

Section 409A imposes additional significant taxes in the event an executive officer, director or other service provider for the company receives “deferred compensation” that does not satisfy the requirements of section 409A. Although we do not maintain a traditional deferred compensation plan, section 409A may apply to certain severance arrangements and equity awards. Consequently, to assist the affected employee in avoiding additional tax and penalties under section 409A, we developed the severance arrangements described above in “Post-Employment Obligations” to either (i) avoid the application of section 409A or, to the extent doing so is not possible, (ii) comply with the applicable section 409A requirements.

Equity Grant Practices

In June 2007, our compensation committee and board of directors adopted a policy with respect to the grant of stock options and other equity incentive awards. Among other provisions, the policy generally prohibits the grant of stock option or other equity awards to executive officers during closed quarterly trading windows (as determined in accordance with the company’s insider trading policy). In addition, the equity grant policy requires that all equity awards made to executive officers be approved at meetings of the compensation committee rather than by written consent of the committee.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis (CD&A) contained in this proxy statement immediately above. Based on this review and discussion, the compensation committee has recommended to the board of directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended July 31, 2010.

COMPENSATION COMMITTEE

Daniel J. Englander (chairman)
Steven D. Cohan
Thomas W. Smith

Fiscal Year 2010 Summary Compensation Table

The following table sets forth information regarding all of the compensation awarded to, earned by, or paid to (i) our current and former chief executive officers, (ii) our chief financial officer, and (iii) the three most highly compensated executive officers other than our chief executive officer and chief financial officer serving as executive officers as of July 31, 2010, the end of our 2010 fiscal year. We refer to these officers as the “named executive officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensa- tion ($)(3)	All Other Compen- sation ($)(4)		Total ($)
Willis J. Johnson	2010	1	(5)	—		—	—	231,686	(6)	231,687
Former Chief Executive	2009	571,555	(5)	—		26,088,800	—	100,264		26,760,619
Officer	2008	750,000		—		2,898,560	1,050,000	83,178		4,781,738

A. Jayson Adair	2010	1	(5)			—	—	49,897	(7)	49,898
Chief Executive Officer	2009	553,849	(5)	—		27,786,700	—	68,080		28,408,629
	2008	600,000		—		2,898,560	1,050,000	22,268		4,570,828

Vincent W. Mitz	2010	488,462	(8)	500,000		2,632,830	—	16,354	(9)	3,637,826
President	2009	375,000		400,000		1,077,323	—	16,112		1,868,435
	2008	375,000		400,000		1,449,280	—	16,843		2,241,123

William E. Franklin	2010	300,000		200,000	(10)	231,388	—	9,300	(11)	740,688
Senior Vice President and	2009	270,000		200,000		718,215	—	9,300		1,197,515
Chief Financial Officer	2008	270,000		250,000		724,640	—	8,996		1,253,636

David L. Bauer	2010	270,000		200,000		—	—	7,214	(12)	477,214
Senior Vice President,	2009	270,000		200,000		718,215	—	8,445		1,196,660
Corporate Development	2008	270,000		250,000		724,640	—	8,320		1,252,960

Russell D. Lowy*	2010	250,000		200,000		231,388	—	6,720	(13)	688,108
Senior Vice President, Chief Operating Officer

*	Mr. Lowy was not a named executive officer prior to fiscal year 2010 and, in accordance with SEC guidance, no compensation information is included for fiscal years 2009 and 2008.

(1)	The amounts in this column represent discretionary bonuses awarded for services performed during the applicable fiscal year. Annual bonuses earned during a fiscal year are generally paid in the first quarter of the subsequent fiscal year.

(2)	Amounts shown do not reflect compensation actually received by the named executive officers. Instead, amounts shown represent the grant date fair values of awards of stock options granted in the fiscal year 2010, which were computed in accordance with ASC Topic 718. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock Compensation” to the Company’s consolidated financial statements include in our Annual Report on Form 10-K for the fiscal year ended July 31, 2010. For the number of outstanding equity awards held by the named executive officers as of July 31, 2010, see the “Outstanding Equity Awards” table in this proxy statement. Each option was granted either under the 1992 Stock Option Plan, the 2001 Stock Option Plan or the 2007 Equity Incentive Plan and will become exercisable for the option shares in installments over the executive’s period of service with the Company. Options vest over a five-year period from the date grant, with the first 20% vesting on the one-year anniversary of the date of grant and the remainder vesting monthly thereafter. Each option has a maximum term of 10 years, subject to earlier termination in the event of the executive’s termination of employment with the Company.

(3)	In October 2005, our board of directors adopted an executive bonus plan (the “Executive Bonus Plan”), which was approved by our shareholders, as amended in December 2005 and which is intended to permit the payment of bonuses that qualify as performance-based compensation under section 162(m) of the Internal Revenue Code, as amended. The compensation committee determined that Messrs. Johnson and Adair would be eligible to participate in the Company’s Executive Bonus Plan for the 2009 and 2008 fiscal years. Following shareholder approval of the transactions contemplated by the Johnson Option Agreement and the Adair Option Agreement, the compensation committee determined that Messrs. Johnson and Adair were no longer eligible to participate in the Executive Bonus Plan for the period beginning on April 13, 2009 and ending on April 15, 2014.

(4)	We pay 401(k) matching contributions, life and health insurance and short-term disability premiums on behalf of all of our employees, including our named executive officers. The amounts shown in this column, other than the amounts for personal use of corporate aircraft discussed below, equal the actual cost to the Company of the particular benefit or perquisite provided. Amounts in this column include the cost to the Company of a named executive officer’s (i) personal use of a company-owned automobile or (ii) an automobile expense allowance.

(5)	For the period beginning on April 14, 2009 and ending on April 14, 2014, Messrs. Johnson and Adair each receive $1 per year in salary.

(6)	Includes $217,286 related to personal use of corporate aircraft and $14,400 related to personal use of a company-owned automobile.

(7)	Includes $35,497 related to personal use of corporate aircraft and $14,400 related to personal use of a company-owned automobile.

(8)	In connection with Mr. Mitz’s promotion to serve as our president, his annual base salary was increased from $400,000 to $600,000.

(9)	Includes $1,954 for 401(k) matching contribution paid by Copart on behalf of Mr. Mitz and $14,400 related to personal use of a company-owned automobile.

(10)	Mr. Franklin declined the cash payout of this cash bonus award, and instead received an option to purchase 40,000 shares of our common stock in addition to the grant reflected under “Option Awards.” The grant date fair value of the option to purchase 40,000 shares of our common stock computed in accordance with ASC Topic 718 is $484,104. This amount does not reflect compensation actually received by Mr. Franklin, and there can be no assurances that the amount disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1, “Summary of Significant Accounting Policies — Stock Compensation” to the Company’s consolidated financial statements include in our Annual Report on Form 10-K for the fiscal year ended July 31, 2010. For additional information with respect to the option to purchase 40,000 shares, see “Cash Bonuses — Fiscal Year 2010 Bonus Awards Actions” in the Compensation Discussion and Analysis section of this proxy statement.

(11)	Includes $3,300 for 401(k) matching contribution paid by Copart on behalf of Mr. Franklin and $6,000 related to an automobile allowance.

(12)	Includes $1,994 for 401(k) matching contribution paid by Copart on behalf of Mr. Bauer and $5,220 related to an automobile allowance.

(13)	Includes $1,500 for 401(k) matching contribution paid by Copart on behalf of Mr. Lowy and $5,220 related to an automobile allowance.

For a description of the components of the Company’s executive compensation program, including the process by which salaries and bonuses are determined, please see the section entitled “Compensation Philosophy and Program Design” in the Compensation Discussion and Analysis section of this proxy statement. For a description of the Company’s cash bonus program, please see the section entitled “Cash Bonuses” in the Compensation Discussion and Analysis section of this proxy statement.

We are not a party to any written employment agreements with any of our named executive officers, except for an employment agreement we entered into with William E. Franklin, our senior vice president and chief financial officer, in fiscal 2004 which was subsequently amended in September 2008 to comply with section 409A of the Internal Revenue Code. For a description of the material terms of Mr. Franklin’s agreement with the Company, please see the section entitled “Employment Contracts and Severance Arrangements with Executive Officers” contained in this proxy statement.

We provide our chairman and our chief executive officer limited ability to use our corporate aircraft for personal purposes, subject to the standards and limitations described under the caption “Compensation Discussion and Analysis — Benefits and Perquisites,” in this proxy statement. For purposes of the summary compensation table above, consistent with SEC guidelines, we have valued these perquisites based on the incremental cost to us. For purposes of valuing personal use of corporate aircraft, we have used a method that takes into account (i) landing/parking/flight planning services and expenses; (ii) crew travel expenses; (iii) supplies and catering; (iv) aircraft fuel and oil expenses; (v) maintenance, parts and external labor; (vi) customs, foreign permit and similar fees, if any; and (vii) passenger ground transportation. Incremental cost does not include an allocable share of the fixed costs associated with the Company’s ownership of the aircraft.

Grants of Plan-Based Awards in Fiscal Year 2010

The following table presents information concerning grants of plan-based awards to each of the named executive officers during the fiscal year ended July 31, 2010.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2010

Named Executive Officer	Grant Date	All Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Willis J. Johnson	—	—	—	—

A. Jayson Adair	—	—	—	—

Vincent W. Mitz	3/4/10	100,000	34.64	1,475,890
	9/25/09	75,000	32.86	1,077,323

William E. Franklin	9/25/09	50,000	32.86	718,215

David L. Bauer	9/25/09	50,000	32.86	718,215

Russell D. Lowy	9/25/09	50,000	32.86	718,215

(1)	All option grants vest 20% on the one-year anniversary of the grant date and 1.67% each month thereafter, subject to the executive officer’s continued service to the Company on each such vesting date.

(2)	Amounts shown represent the grant date fair values of awards of stock options granted in the fiscal year 2010, which were computed in accordance with ASC Topic 718. There can be no assurances that the amounts disclosed will ever be realized. Assumptions used in the calculation of these amounts are included in Note 1,

“Summary of Significant Accounting Policies — Stock Compensation” to the Company’s consolidated financial statements include in our Annual Report on Form 10-K for the fiscal year ended July 31, 2010.

Outstanding Equity Awards at 2010 Fiscal Year End

The following table presents certain information concerning equity awards held by the named executive officers at the end of the fiscal year ended July 31, 2010. This table includes unexercised and unvested option awards. Each equity grant is shown separately for each named executive officer.

Named Executive Officer	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Grant Date(1)	Option Exercise Price ($)	Option Expiration Date
Willis J. Johnson	95,000	5,000	10/4/2005	24.03	10/4/2015
	110,039	89,961	9/28/2007	34.39	9/28/2017
	500,000	1,500,000	4/14/2009	30.21	4/14/2019

William E. Franklin	13,999	—	3/15/2004	19.31	3/15/2014
	29,111	2,000	10/4/2005	24.03	10/4/2015
	25,039	24,961	9/28/2007	34.39	9/28/2017
	—	50,000	9/25/2009	32.86	9/25/2019

A. Jayson Adair	5,906	—	6/6/2001	16.93	6/6/2011
	9,100	—	10/21/2002	10.99	10/21/2012
	11,363	—	8/19/2003	8.80	8/19/2013
	100,000	—	1/22/2004	18.00	1/22/2014
	95,000	5,000	10/4/2005	24.03	10/4/2015
	110,039	89,961	9/28/2007	34.39	9/28/2017
	36,140	63,860	9/26/2008	39.55	9/26/2018
	500,000	1,500,000	4/14/2009	30.21	4/14/2019

Vincent W. Mitz	9,167	—	10/21/2002	10.99	10/21/2012
	17,500	—	8/19/2003	8.80	8/19/2013
	50,000	—	1/22/2004	18.00	1/22/2014
	38,000	2,000	10/4/2005	24.03	10/4/2015
	53,372	46,628	9/28/2007	34.39	9/28/2017
	14,140	25,860	9/26/2008	39.55	9/26/2018
	—	75,000	9/25/2009	32.86	9/25/2019
	—	100,000	3/4/2010	34.64	3/4/2020

David L. Bauer	18,750	—	6/6/2001	16.93	6/6/2011
	34,167	—	10/21/2002	10.99	10/21/2012
	50,000	—	8/19/2003	8.80	8/19/2013
	50,000	—	1/22/2004	18.00	1/22/2014
	38,000	2,000	10/4/2005	24.03	10/4/2015
	25,039	24,961	9/28/2007	34.39	9/28/2017
	—	50,000	9/25/2009	32.86	9/25/2019

Russell D. Lowy	30,000	—	6/6/2001	16.93	6/6/2011
	30,000	—	10/21/2002	10.99	10/21/2012
	21,793	—	8/19/2003	8.80	8/19/2013
	40,000	—	1/22/2004	18.00	1/22/2014
	38,000	2,000	10/4/2005	24.03	10/4/2015
	25,039	24,961	9/28/2007	34.39	9/28/2017
	—	50,000	9/25/2009	32.86	9/25/2019

(1)	All option grants vest 20% on the one-year anniversary of the grant date and 1.67% each month thereafter, subject to the executive officer’s continued service to the Company on each such vesting date.

Option Exercises in Fiscal Year 2010

The following table provides certain information concerning stock option exercises by each of the named executive officers during the fiscal year ended July 31, 2010, including the number of shares acquired upon exercise and the value realized, before payment of any applicable withholding tax and broker’s commissions.

OPTION EXERCISES IN FISCAL YEAR 2010

	Option Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Willis J. Johnson	350,000	8,347,441
William E. Franklin	—	—
A. Jayson Adair	337,596	8,058,956
Vincent W. Mitz	—	—
David L. Bauer	—	—
Russell D. Lowy	15,000	360,220

(1)	Represents the fair market value of underlying securities on the date of exercise, less the exercise price.

Pension Benefits

The Company did not maintain any defined pension or defined contribution plans, other than our tax-qualified 401(k) plan, during the fiscal year ended July 31, 2010.

Potential Post-Employment Payments upon Termination or Change in Control

Employment Contracts and Severance Arrangements with Executive Officers

We are not a party to any written employment agreements with any of our named executive officers, except for an employment agreement we entered into in fiscal 2004 with William E. Franklin, our senior vice president and chief financial officer. We entered into employment agreements with Thomas Wylie, our senior vice president of human resources, Greg Tucker, our senior vice president of process improvement and Vincent Phillips, our senior vice president of information technology in fiscal years 2003, 2008 and 2010, respectively. None of these executives is a named executive officer. Each employment agreement sets forth the base salary, bonus opportunity, benefits and the responsibilities of each position in effect at the time of execution of the agreement. In addition, each agreement requires Copart to provide compensation to these officers in the event of termination of employment under certain circumstances. The employment agreements with Messrs. Franklin and Wylie were subsequently amended in September 2008 in order to comply with section 409A of the Internal Revenue Code.

Each employment agreement with Messrs. Franklin, Wylie, Tucker and Phillips provides that in the event the executive’s employment is involuntarily terminated without cause or the executive resigns from his employment for “good reason”, such executive officer will be entitled to payment of 12 months of his then-current base salary payable after the date of termination according to a schedule that complies with section 409A of the Internal Revenue Code. Each employment agreement also provides that in the event the executive officer’s employment is terminated for any reason other than as previously described, including by reason of death or disability or “cause”, then the executive shall be entitled to receive severance benefits as provided under the Company’s then-existing severance and benefit plans and policies at the time of termination.

In each employment agreement described above, “cause” means any of the following: (i) willful or grossly negligent failure to substantially perform his duties; (ii) commission of gross misconduct which is injurious to the Company; (iii) breach of a material provision of the employment agreement or agreements incorporated therein; (iv) material violation of a federal or state law or regulation applicable to the business of the Company; (v) misappropriation or embezzlement of Company funds or an act of fraud or dishonesty upon the Company made by the executive; (vi) conviction of, or plea of nolo contendre to, a felony; or (vii) continued failure to comply with directives of senior management.

In each employment agreement described above, “good reason” means the executive’s resignation, if one or more of the following events shall have occurred (unless such event(s) applies generally to all senior management of the Company): without the executive’s prior written consent, (i) the assignment to the executive of any duties or the reduction of the executive’s duties, either of which results in a material diminution in the executive’s position or responsibilities in effect immediately prior to such assignment, or the removal of the executive from such position and responsibilities; (ii) a material reduction by the Company in his base salary as in effect immediately prior to such reduction; or (iii) any material breach by the Company of any material provision of the employment agreement.

Change in Control Provisions

The employment agreements entered into with Messrs. Franklin, Wylie, Tucker and Phillips do not provide for severance payments or acceleration of vesting of equity awards in the event of a change in control. Neither 2001 Stock Option Plan nor our 2007 Equity Incentive Plan provide for the acceleration of outstanding options or other equity incentive awards in the event of a change in control (as defined in the plans), except in the limited circumstance where the successor corporation does not assume our outstanding options. When a successor corporation does not assume our options in the event of an acquisition or merger, the optionee shall have the right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise vested or exercisable. The right to exercise the option or stock purchase right applies to all of our employees, including our named executive officers.

In the event of a change in control (as defined in the plans), if the awards to be granted are not assumed by the successor corporation, the compensation committee has the authority as administrator of the equity plan to accelerate the vesting of the awards.

Potential Payments upon Termination or Change in Control

None of our executive officers has an employment or other severance agreement that provides for payment of any amount in connection with termination of employment upon a change in control of the Company, other than those payments otherwise due to Messrs. Franklin, Wylie, Tucker and Phillips upon an involuntary termination or resignation for “good reason” (as defined in the agreements described above). Please see the section above entitled “Employment Contracts and Severance Agreements with Executive Officers” above for detailed descriptions of the agreements with named executive officers that govern post-employment payments and benefits. No payments are due in the event of voluntary termination of employment or termination of employment as a result of death or disability or for “cause” (as defined in the agreements described above).

Assuming the involuntary termination of employment (including resignation for “good reason”) of the named executive officers took place on July 31, 2010, no named executive officer would be entitled to receive severance payments and benefits other than those provided under the Company’s then-existing severance and benefits plans at the time of termination, except Mr. Franklin who would be eligible to receive payments totaling $300,000, the equivalent of twelve months of his 2010 base salary.

OTHER MATTERS

We know of no other matters to be submitted at the 2010 Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the form of proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy.

ADJOURNMENT OF THE 2010 ANNUAL MEETING

In the event that there are not sufficient votes to approve any proposal incorporated in this proxy statement at the time of the 2010 Annual Meeting, the 2010 Annual Meeting may be adjourned in order to permit further solicitation of proxies from holders of our common stock. Proxies that are being solicited by our board of directors grant discretionary authority to vote for any adjournment, if necessary. If it is necessary to adjourn the 2010 Annual Meeting, and the adjournment is for a period of less than 45 days, no notice of the time and place of the adjourned meeting is required to be given to the shareholders other than an announcement of the time and place at the 2010 Annual Meeting. A majority of the shares represented and voting at the 2010 Annual Meeting is required to approve the adjournment, regardless of whether there is a quorum present at the annual meeting.

ANNUAL REPORT

A copy of our Annual Report for the fiscal year ended July 31, 2010 has been mailed, or provided electronically where permitted, concurrently with this proxy statement to all shareholders entitled to notice of, and to vote at, the 2010 Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not proxy soliciting material.

For the Board of Directors
COPART, INC.

Paul A. Styer,
Secretary

Dated: October 20, 2010

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE 2010 ANNUAL MEETING:
The Notice and Proxy Statement and 2010 Annual Report are available free of charge at https://materials.proxyvote.com/217204.
Specific Internet voting instructions are also included in the proxy card.

Site of the Copart, Inc. 2010 Annual Shareholder Meeting

Directions to:	Copart, Inc. 4665 Business Center Drive Fairfield, California 94534

From:	San Francisco Airport

Exit the airport on Highway 101 Northbound toward San Francisco. As you enter San Francisco, follow the signs directing you towards the Bay Bridge. This is Interstate 80 Eastbound. Follow Interstate 80 Eastbound for approximately 40 miles. This will take you over the Bay and Carquinez Bridges. Continue east on Interstate 80 until you reach Fairfield. Once in Fairfield you will exit at Green Valley Road. Turn left onto Green Valley Road and go over the freeway. At the first set of traffic lights, turn right onto Business Center Drive, and then go to the third building on the right at 4665 Business Center Drive.

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Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on December 2, 2010.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/CPRT • Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

U.S. Mail Voting Instructions

• Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Copart, Inc., c/o Paul A. Styer, 4665 Business Center Drive, Fairfield, California 94534

Annual Meeting Proxy Card	C0123456789

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Re-election of Directors:	For	Withhold		For	Withhold		For	Withhold	É
01 - Willis J. Johnson	☐	☐	02 - A. Jayson Adair	☐	☐	03 - Matt Blunt	☐	☐

04 - Steven D. Cohan	☐	☐	05 - Daniel J. Englander	☐	☐	06 - James E. Meeks	☐	☐

07 - Thomas W. Smith	☐	☐

	For	Against	Abstain
2. Ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the fiscal year ending July 31, 2011.	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Non-Voting Items
Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right If you plan to attend the Annual Meeting.	☐

Authorized Signatures — This section must be completed for your vote to be counted. Date and Sign Below.

Sign exactly as your name(s) appears on your stock certificate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc. are requested to so indicate when signing. If stock is registered in two names, both should sign

Date (mm/dd/yyyy).	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Copart, Inc.

Proxy for 2010 Annual Meeting of Shareholders
December 2, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF COPART, INC.

The undersigned shareholder of Copart, Inc. (the “Company”) hereby revokes all previous proxies, acknowledges receipt of the notice of the 2010 Annual Meeting of Shareholders to be held on December 2, 2010, and the proxy statement and appoints A. Jayson Adair and Paul A. Styer or either of them, each with full power of substitution, as the proxy and attorney-in-fact of the undersigned to vote and otherwise represent all of the shares registered in the name of the undersigned at the 2010 Annual Meeting of Shareholders of the Company to be held on Thursday, December 2, 2010, at 9:00 a.m. Pacific Time, at the Company’s corporate headquarters located at 4665 Business Center Drive, Fairfield, California, and any adjournment thereof, with the same effect as if the undersigned were present and voting such shares on the following matters and in the following manner set forth on the reverse side.

The board of directors recommends a vote in FAVOR of the directors listed on the reverse side and a vote in FAVOR of Proposal Two. This Proxy, when properly executed, will be voted as specified on the reverse side.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 ON THE REVERSE SIDE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

SEE REVERSE SIDE

Internet and Telephone Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

Vote by Telephone (within U.S. and Canada)		Vote by Internet		U.S. Mail Voting Instructions

●	Call toll free 1-800-652-VOTE (8683) in the United States, Canada or Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.	●	Go to the following web site: WWW.PROXYVOTE.COM	●

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Copart, Inc., c/o Paul A. Styer, 4665 Business Center Drive, Fairfield, California 94534.

●	Follow the simple instructions provided by the recorded message.	●	Follow the steps outlined on the secured website.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on December 2, 2010.

THANK YOU FOR VOTING